Exhibit 4.1

GRAY TELEVISION, INC.,
As Issuer,
THE SUBSIDIARY GUARANTORS
named herein
AND
U.S. BANK NATIONAL ASSOCIATION,
As Trustee
INDENTURE
Dated as of April 29, 2010

$365,000,000
10.5% SENIOR SECURED SECOND LIEN NOTES DUE 2015

CROSS-REFERENCE TABLE*

	Indenture
Trust Indenture Act Section	Section
310 (a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.	**
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
(c)	N.A
311 (a)	7.11
(b)	7.11
(c)	N.A
312 (a)	2.05
(b)	12.03
(c)	12.03
313 (a)	7.06
(b)(1)	7.06
(b)(2)	7.06
(c)	7.06; 12.02
(d)	7.06
314 (a)	4.02; 4.03; 12.02
(b)	4.20
(c)(1)	12.04
(c)(2)	12.04
(c)(3)	N.A
(d)	4.20
(e)	12.05
(f)	N.A
315 (a)	7.01
(b)	7.05
(c)	7.01
(d)	7.01
(e)	6.11
316 (a)(last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A
(b)	6.04; 6.07
317 (a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318 (a)	12.04

*	This Cross-Reference Table is not part of the Indenture.

**	Not applicable.

          THIS INDENTURE, dated as of April 29, 2010, is by and among (i) Gray Television, Inc. (the “Company”), as issuer of the 10.5% Senior Secured Second Lien Notes due 2015, (ii) the subsidiaries of the Company listed on Schedule 1 hereto, as guarantors of the Company’s obligations under this Indenture and the Notes (each, a “Subsidiary Guarantor”), and (iii) U.S. Bank National Association, as trustee (the “Trustee”). The Company, each Subsidiary Guarantor and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the holders of the Notes:
ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE
          Section 1.01. Definitions.
          “Acquired Debt” means, with respect to any specified Person, Indebtedness of any other Person (the “Acquired Person”) existing at the time the Acquired Person merges with or into, or becomes a Restricted Subsidiary of, such specified Person, including Indebtedness incurred in connection with, or in contemplation of, the Acquired Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person.
          “Acquisition Debt” means Indebtedness the proceeds of which are utilized solely to (x) acquire all or substantially all of the assets or a majority of the Voting Stock of an existing television broadcasting business franchise or station or (y) finance an LMA (including to repay or refinance Indebtedness or other obligations incurred in connection with such acquisition or LMA, as the case may be, and to pay related fees and expenses).
          “Additional Note Board Resolutions” means resolutions duly adopted by the Board of Directors of the Company and delivered to the Trustee in an Officers’ Certificate providing for the issuance of Additional Notes.
          “Additional Note Supplemental Indenture” means a supplement to this Indenture duly executed and delivered by the Company, each Subsidiary Guarantor and the Trustee pursuant to Article IX providing for the issuance of Additional Notes.
          “Additional Notes” means Notes (including any replacement Notes and Exchange Notes issued with respect to the Additional Notes) issued in one or more transactions after the Issue Date pursuant to Section 2.16, which have substantially identical terms as Notes issued on the Issue Date, except that such Additional Notes may have different CUSIP numbers, issuance dates and dates from which interest initially accrues, as specified in the relevant Additional Note Board Resolutions or Additional Note Supplemental Indenture issued thereafter in accordance with this Indenture.
          “Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) of any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.
          “Agent” means any Registrar, Paying Agent, or co-registrar.
          “Applicable Procedures” means, with respect to any transfer or transaction involving a Regulation S Global Note or beneficial interest therein, the rules and procedures of the Depositary for such Global Note, Euroclear and Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.
          “Asset Sale” means (i) any sale, lease, conveyance or other disposition by the Company or any Restricted Subsidiary of the Company of any assets (including by way of a sale-and-leaseback) other than in the ordinary course of business (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company shall not be an “Asset Sale” but instead shall be governed by the provisions of this Indenture described under Section 5.01) or (ii) the issuance or sale of Capital Stock of any Subsidiary of the Company, in each case, whether in a single transaction or a series of related transactions, to any Person (other than to the Company or a Subsidiary Guarantor); provided that the term “Asset Sale” shall not include any disposition or dispositions (i) during any twelve-month period of assets or property having a fair market value of less than $5.0 million in the aggregate; (ii) between or among the Company and Subsidiary Guarantors (including equity issuances); (iii) in a transaction constituting a Change of Control; (iv) of products, services or accounts receivable in the ordinary course of business; (v) damaged, worn-out or obsolete assets; (vi) cash or Cash Equivalents; and (vii) Restricted Payments.
          “Bankruptcy Law” means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding up, liquidation, reorganization or relief of debtors, or any amendment to, succession to or change in any such law.
          “Board of Directors” means the Company’s board of directors or any authorized committee of such board of directors.
          “Business Day” means any day which is not a Legal Holiday.
          “Capital Lease Obligations” of any Person means the obligations to pay rent or other amounts under a lease of (or other Indebtedness arrangements conveying the right to use) real or personal property of such Person which are required to be classified and accounted for as a capital lease or liability on the face of a balance sheet of such Person in accordance with GAAP. The amount of such obligations shall be the capitalized amount thereof in accordance with GAAP and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.
          “Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person, including any Preferred Stock.
          “Cash Equivalents” means (i) marketable direct obligations issued or guaranteed by the United States of America, or any governmental entity or agency or political subdivision thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) maturing within one year of the date of purchase; (ii) commercial paper issued by corporations, each of which shall have a consolidated net worth of at least $500 million, maturing within 180 days from the date of the original issue thereof, and rated “P-1” or better by Moody’s Investors Service or “A-1” or better by Standard & Poor’s Corporation or an equivalent rating or better by any other nationally recognized securities rating agency; and (iii) certificates of deposit issued or acceptances accepted by or guaranteed by any bank or trust company organized under the laws of the United States of America or any state thereof or the

District of Columbia, in each case having capital, surplus and undivided profits totaling more than $500 million, maturing within one year of the date of purchase; and (iv) any money market fund sponsored by a registered broker-dealer or mutual fund distributor (including the Trustee) that invests solely in the securities specified in the foregoing clause (i), (ii) or (iii).
               “Change of Control” means the occurrence of any of the following events:
          (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), disregarding the Permitted Holders, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have beneficial ownership of all shares of Capital Stock that such person or group has the right to acquire regardless of when such right is first exercisable), directly or indirectly, of more than 50% of the total voting power represented by the outstanding Voting Stock of the Company;
          (ii) the Company merges with or into another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person merges with or into the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where (x) the outstanding Voting Stock of the Company is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee corporation and (y) immediately after such transaction no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), disregarding the Permitted Holders, is the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have beneficial ownership of all shares of Capital Stock that such person or group has the right to acquire regardless of when such right is first exercisable), directly or indirectly, of more than 50% of the total voting power represented by the outstanding Voting Stock of the surviving or transferee corporation;
          (iii) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by the Board of Directors of the Company or whose nomination for election by the stockholders of the Company was approved by (x) a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved (as described in this clause (x) or in the following clause (y)) or (y) Permitted Holders that are “beneficial owners” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of a majority of the total voting power represented by the outstanding Voting Stock of the Company) cease for any reason to constitute a majority of the Board then in office; or
          (iv) the Company is liquidated or dissolved or adopts a plan of liquidation.
          “Clearstream” means Clearstream Banking, Societe Anonyme.
               “Collateral” means all of the assets of the Company and the Subsidiary Guarantors, whether real, personal or mixed, with respect to which a Lien is granted (or purported to be granted) as security for any Second Lien Obligations (including proceeds and products thereof).

          “Collateral Agent” means the Trustee, in its capacity as Collateral Agent under the Security Documents together with its successors.
          “Collateral Agreement” means the security agreement to be dated as of the Issue Date among the Collateral Agent, the Company and the Subsidiary Guarantors granting, among other things, a Second Priority Lien on the Collateral subject to Permitted Collateral Liens and Permitted Liens, in each case in favor of the Collateral Agent for its benefit and for the benefit of the Trustee and the Holders of the Notes and the holders of any Permitted Additional Pari Passu Secured Obligations, as amended, modified, restated, supplemented or replaced from time to time in accordance with its terms.
          “Commission” means the Securities and Exchange Commission.
          “Company” means Gray Television, Inc., a Georgia corporation, unless and until a successor replaces it in accordance with Article V and thereafter means such successor.
          “Consolidated Interest Expense” means, with respect to any period, the sum of (i) the interest expense of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP consistently applied, including, without limitation or duplication, (a) amortization of debt discount, (b) the net payments, if any, under interest rate contracts (including amortization of discounts) and (c) accrued interest, plus (ii) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company during such period, and all capitalized interest of the Company and its Restricted Subsidiaries, in each case as determined on a consolidated basis in accordance with GAAP consistently applied.
          “Consolidated Net Income” means, with respect to any period, the net income (or loss) of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP consistently applied, adjusted, to the extent included in calculating such net income (or loss), by excluding, without duplication, (i) the portion of net income (or loss) of the Company and its Restricted Subsidiaries allocable to interests in unconsolidated Persons, except to the extent of the amount of dividends or distributions actually paid to the Company or its Restricted Subsidiaries by such other Person during such period, (ii) net income (or loss) of any Person combined with the Company or any of its Restricted Subsidiaries on a “pooling of interests” basis attributable to any period prior to the date of combination, (iii) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income to the Company is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iv) the net income of any Qualified Joint Venture in excess of the dividends and distributions paid by such Qualified Joint Venture to the Company or a Subsidiary Guarantor, (v) the Company’s proportionate share of net loss of any Qualified Joint Venture and (vi) the cumulative effect of a change in accounting principles.
          “Corporate Trust Office” shall be at the address of the Trustee specified in Section 12.02 or such other address as the Trustee may give notice to the Company.
          “Cumulative Consolidated Interest Expense” means, as of any date of determination, Consolidated Interest Expense less non-cash amortization of deferred financing costs from the last day of the month immediately preceding the Issue Date to the last day of the most recently ended month prior to such date for which financial statements are available, taken as a single accounting period.

          “Cumulative Operating Cash Flow” means, as of any date of determination, Operating Cash Flow from the last day of the month immediately preceding the Issue Date to the last day of the most recently ended month prior to such date for which financial statements are available, taken as a single accounting period.
          “Custodian” means any custodian, receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.
          “Debt To Operating Cash Flow Ratio” means, with respect to any date of determination, the ratio of (i) the aggregate principal amount of all outstanding Indebtedness of the Company and its Restricted Subsidiaries as of such date on a consolidated basis to (ii) Operating Cash Flow of the Company and its Restricted Subsidiaries on a consolidated basis for the four most recent full fiscal quarters ending on or immediately prior to such date for which financial statements are available, determined on a pro forma basis after giving pro forma effect to (a) the incurrence of all Indebtedness to be incurred on such date and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, at the beginning of such four-quarter period; (b) the incurrence, repayment or retirement of any other Indebtedness by the Company and its Restricted Subsidiaries since the first day of such four-quarter period as if such Indebtedness was incurred, repaid or retired at the beginning of such four-quarter period (including any such incurrence or issuance which is the subject of an Incurrence Notice delivered to the Trustee during such period pursuant to clause (vii) of the definition of “Permitted Indebtedness”) (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average balance of such Indebtedness at the end of each month during such four-quarter period); (c) in the case of Acquired Debt, the related acquisition as if such acquisition had occurred at the beginning of such four-quarter period; and (d) any acquisition or disposition by the Company and its Restricted Subsidiaries of any company or any business or any assets out of the ordinary course of business (including any pro forma expense and cost reductions calculated on a basis in accordance with Regulation S-X under the Exchange Act associated with any such acquisition or disposition), or any related repayment of Indebtedness, in each case since the first day of such four-quarter period (including any such acquisition which is the subject of an Incurrence Notice delivered to the Trustee during such period pursuant to clause (viii) of the definition of “Permitted Indebtedness”), assuming such acquisition or disposition had been consummated on the first day of such four-quarter period. In addition, the consolidated net income of a Person with outstanding Indebtedness or Capital Stock providing for a payment restriction which is permitted to exist by reason of clause (c) of Section 4.11 shall not be taken into account in determining whether any Indebtedness is permitted to be incurred under this Indenture.
          “Default” means any event that is, or after the giving of notice or passage of time or both would be, an Event of Default.
          “Definitive Note” means any of (i) a certificated Initial Note, (ii) a certificated Additional Note or (iii) a certificated Exchange Note, in each case, that does not include the Global Notes Legend.
          “Depositary” means, with respect to Notes issued in the form of one or more Global Notes, DTC or another Person designated as Depository by the Company, which Person must be a clearing agency registered under Section 17A of the Exchange Act.
          “Disposition” means, with respect to any Person, any merger, consolidation or other business combination involving such Person (whether or not such Person is the Surviving Person) or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of such Person’s assets.
          “Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part on or prior to the Stated Maturity of the Notes (which for the avoidance of doubt shall exclude the Company’s Series D perpetual preferred stock as in effect on the Issue Date).
          “Dollars” and “$” mean lawful money of the United States of America.
          “DTC” means The Depository Trust Company.
          “Euroclear” means the Euroclear Bank N.V./S.A. or any successor securities clearing agency.
          “Event of Loss” means, with respect to any property or asset (tangible or intangible, real or personal) constituting Collateral, any of the following:
     (i) any loss, destruction or damage of such property or asset;
     (ii) any institution of any proceeding for the condemnation or seizure of such property or asset or for the exercise of any right of eminent domain;
     (iii) any actual condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset; or
     (iv) any settlement in lieu of clauses (ii) or (iii) above.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          “Exchange Notes” means Notes issued in a Registered Exchange Offer in exchange for a like principal amount of Initial Notes or Additional Notes, as the case may be, originally issued pursuant to an exemption from registration under the Securities Act, and replacement Notes issued therefor in accordance with this Indenture.
          “Exchange Offer Registration Statement” means a registration statement filed by the Company with respect to a Registered Exchange Offer and all amendments (including post-effective amendments) and supplements thereto, in each case including the prospectus contained therein.
          “FCC” mean the Federal Communications Commission.
          “FCC License” means any license, authorization, approval, or permit granted by the FCC pursuant to the Communications Act of 1934, as amended, to the Company or any Subsidiary Guarantor, or assigned or transferred to the Company or any Subsidiary Guarantor pursuant to FCC consent.

          “Film Contracts” means contracts with suppliers that convey the right to broadcast specified films, videotape motion pictures, syndicated television programs or sports or other programming.
          “First Priority Agreement” means the collective reference to (a) the Senior Credit Facility in effect on the Issue Date, (b) any additional First Priority Agreement permitted to be designated as such by the First Priority Agreement then extant and this Indenture and (c) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, replace, refinance or refund in whole or in part the indebtedness and other obligations outstanding under the Senior Credit Facility in effect on the Issue Date, any such additional First Priority Agreement or any other agreement or instrument referred to in this clause (c) unless such agreement or instrument expressly provides that it is not intended to be and is not a First Priority Agreement hereunder (a “Replacement First Priority Agreement”). Any reference to the First Priority Agreement hereunder shall be deemed a reference to any First Priority Agreement then extant.
          “First Priority Documents” means the First Priority Agreement, each First Priority Security Document and each First Priority Guarantee.
          “First Priority Guarantee” means any guarantee by any loan party of any or all of the First Priority Obligations.
          “First Priority Liens” means all Liens that secure the First Priority Obligations.
          “First Priority Obligations” means (a) all principal of and interest (including without limitation any Post-Petition Interest (as defined in the Intercreditor Agreement) and premium (if any) on all loans made pursuant to the First Priority Agreement, (b) all reimbursement obligations (if any) and interest thereon (including without limitation any Post-Petition Interest) with respect to any letter of credit or similar instruments issued pursuant to the First Priority Agreement, (c) all Hedging Obligations (as defined in the First Priority Agreement), (d) all Cash Management Obligations (as defined in the First Priority Agreement) and (e) all guarantee obligations, fees, expenses and other amounts payable from time to time pursuant to the First Priority Documents, in each case whether or not allowed or allowable in an Insolvency or Liquidation Proceeding; provided that the aggregate principal amount of, without duplication, revolving credit loans, letters of credit, term loans, other loans, notes or similar instruments (excluding, in any event, Cash Management Obligations and Hedging Obligations) provided for under the First Priority Agreement in excess of the Maximum First Priority Indebtedness (as defined in the Intercreditor Agreement) shall not constitute First Priority Obligations for purposes of this Indenture. To the extent any payment with respect to any First Priority Obligation (whether by or on behalf of any loan party, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any Second Priority Secured Party (as defined in the Intercreditor Agreement), receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Indenture and the rights and obligations of the First Priority Secured Parties and the Second Priority Secured Parties (as defined in the Intercreditor Agreement), be deemed to be reinstated and outstanding as if such payment had not occurred.
          “First Priority Security Documents” means the “Security Documents” as defined in the First Priority Agreement, and any other documents that are designated under the First Priority Agreement as “First Priority Security Documents” for purposes of this Indenture.

          “Foreign Subsidiary” means any Subsidiary of the Company organized under the laws of any jurisdiction other than the United States of America or any State thereof or the District of Columbia.
          “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.
          “Global Notes Legend” means the legend set forth under that caption in Exhibit A to this Indenture.
          “Guarantee” by any Person means any obligation, contingent or otherwise, of such Person guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Indebtedness of the payment of such Indebtedness, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness (and “guaranteed,” “guaranteeing” and “guarantor” shall have meanings correlative to the foregoing); provided, however, that the guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.
          “Holder” means any person in whose name a Note is registered.
          “Indebtedness” means, with respect to any Person, without duplication, and whether or not contingent, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services or which is evidenced by a note, bond, debenture or similar instrument, (ii) all Capital Lease Obligations of such Person, (iii) all reimbursement obligations of such Person in respect of letters of credit or bankers’ acceptances issued or created for the account of such Person, (iv) all Interest Rate Agreement Obligations of such Person, (v) all liabilities secured by any Lien on any property owned by such Person even if such Person has not assumed or otherwise become liable for the payment thereof to the extent of the lesser of (x) the amount of the Obligation so secured and (y) the fair market value of the property subject to such Lien, (vi) all obligations to purchase, redeem, retire, or otherwise acquire for value any Capital Stock of such Person, or any warrants, rights or options to acquire such Capital Stock, now or hereafter outstanding on or prior to the Stated Maturity of the Notes (which for the avoidance of doubt shall exclude the Company’s Series D perpetual preferred stock as in effect on the Issue Date), (vii) to the extent not included in (vi), all Disqualified Stock issued by such Person, valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends thereon, and (viii) to the extent not otherwise included, any guarantee by such Person of any other Person’s indebtedness or other obligations described in clauses (i) through (vii) above. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by the fair market value of, such Disqualified Stock, such fair market value is to be determined in good faith by the board of directors of the issuer of such Disqualified Stock.

          “Indenture” means this Indenture as amended or supplemented from time to time.
          “Independent Director” means a director of the Company other than a director (i) who (apart from being a director of the Company or any Subsidiary) is an employee, associate or Affiliate of the Company or a Subsidiary or has held any such position during the previous five years, or (ii) who is a director, employee, associate or Affiliate of another party to the transaction in question.
          “Initial Notes” means the $365,000,000 aggregate principal amount of Notes originally issued on the Issue Date, and any replacement Notes and Exchange Notes issued in exchange therefor in accordance with this Indenture.
          “Initial Purchasers” means Banc of America Securities LLC, Wells Fargo Securities, LLC and Citadel Securities LLC, as initial purchasers under the Issue Date Registration Rights Agreement.
          “Insolvency or Liquidation Proceeding” means, with respect to any Person, any liquidation, dissolution or winding up of such Person, or any bankruptcy, reorganization, insolvency, receivership or similar proceeding with respect to such Person, whether voluntary or involuntary.
          “Intercreditor Agreement” means that certain intercreditor agreement, dated as of the date hereof, among the Company, Wells Fargo Bank, N.A. (as successor by merger to Wachovia Bank, National Association), as administrative agent under the Senior Credit Facility, the Collateral Agent and the other parties from time to time party thereto.
          “Interest Rate Agreement Obligations” means, with respect to any Person, the Obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.
          “Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates of such Person) in the form of loans, guarantees, advances or capital contributions (excluding commission, travel, relocation and similar advances to officers and employees made in the ordinary course of business) purchases or other acquisitions for consideration of Indebtedness, Capital Stock or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. “Investments” shall exclude extensions of trade credit (including extensions of credit in respect of equipment leases) by the Company and its Restricted Subsidiaries in the ordinary course of business in accordance with normal trade practices of the Company or such Subsidiary, as the case may be.
          “Issue” means create, issue, assume, guarantee, incur or otherwise become, directly or indirectly, liable for any Indebtedness or Capital Stock, as applicable; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by designation, merger, consolidation, acquisition or otherwise) shall be deemed to be issued by such Subsidiary at the time it becomes a Subsidiary. For this definition, the terms “issuing,” “issuer,” “issuance” and “issued” have meanings correlative to the foregoing.
          “Issue Date” means April 29, 2010.

          “Issue Date Registration Rights Agreement” means the Registration Rights Agreement, dated as of April 29, 2010, by and among the Company, the Subsidiary Guarantors and the Initial Purchasers.
          “Legal Holiday” means a Saturday, Sunday or other day on which banking institutions in the State of New York are authorized or required by law to close.
          “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in any asset and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).
          “LMA” means a local marketing arrangement, joint sales agreement, time brokerage agreement, shared services agreement, management agreement or similar arrangement pursuant to which a Person, subject to customary preemption rights and other limitations (i) obtains the right to sell a portion of the advertising inventory of a television station of which a third party is the licensee, (ii) obtains the right to exhibit programming and sell advertising time during a portion of the air time of a television station or (iii) manages a portion of the operations of a television station.
          “Net Loss Proceeds” means the aggregate cash proceeds received by the Company or any Subsidiary Guarantor in respect of any Event of Loss, including, without limitation, insurance proceeds, condemnation awards or damages awarded by any judgment, net of the direct cost in recovery of such Net Loss Proceeds (including, without limitation, legal, accounting, appraisal and insurance adjuster fees and any relocation expenses incurred as a result thereof), amounts required to be applied to the repayment of Indebtedness secured by any Permitted Collateral Lien on the asset or assets that were the subject of such Event of Loss (other than any Lien which does not rank prior to the Second Priority Liens), and any taxes paid or payable as a result thereof.
          “Net Proceeds” means, with respect to any Asset Sale by any Person, the aggregate cash proceeds received by such Person and/or its Affiliates in respect of such Asset Sale, which amount is equal to the excess, if any, of (i) the cash received by such Person and/or its Affiliates (including any cash payments received by way of deferred payment pursuant to, or monetization of, a note or installment receivable or otherwise, but only as and when received) in connection with such Asset Sale, over (ii) the sum of (a) the amount of any Indebtedness that is secured by such asset and which is required to be repaid by such Person in connection with such Asset Sale, plus (b) all fees, commissions and other expenses incurred by such Person in connection with such Asset Sale, plus (c) provision for taxes, including income taxes, attributable to the Asset Sale or attributable to required prepayments or repayments of Indebtedness with the proceeds of such Asset Sale, plus (d) a reasonable reserve for the after-tax cost of any indemnification payments (fixed or contingent) attributable to seller’s indemnities to purchaser in respect of such Asset Sale undertaken by the Company or any of its Subsidiaries in connection with such Asset Sale, plus (e) if such Person is a Subsidiary of the Company, any dividends or distributions payable to holders of minority interests in such Subsidiary from the proceeds of such Asset Sale.
          “Non-Recourse Debt” means Indebtedness:
          (1) as to which neither the Company, the Subsidiary Guarantors, nor any Restricted Subsidiary (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;
          (2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Company, the Subsidiary Guarantors, or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and
          (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company, the Subsidiary Guarantors, or any Restricted Subsidiary (other than the Capital Stock of an Unrestricted Subsidiary).
          “Note” means a Note (including the Subsidiary Guarantees, as amended or supplemented from time to time in accordance with the terms hereof), including any Initial Note or Additional Note, or any Exchange Note in connection with a Registered Exchange Offer, undertaken pursuant to a Registration Rights Agreement, issued pursuant to this Indenture.
          “Notes Custodian” means U.S. Bank National Association, as custodian with respect to the Notes in global form, or any successor entity thereto or any replacement designated by DTC.
          “Obligations” means any principal, interest (including, without limitation, interest accruing on or after the filing of any petition in bankruptcy or for reorganization of the Company or a Subsidiary Guarantor, as the case may be, regardless of whether or not a claim for post-filing interest is allowed in such proceedings), penalties, fees, indemnifications, reimbursement obligations, damages and other liabilities payable under the documentation governing any Indebtedness.
          “Offer” means a Change of Control Offer made pursuant to Section 4.13, an Asset Sale Offer made pursuant to Section 4.14 or an Event of Loss Offer made pursuant to Section 4.21.
          “Offering Memorandum” means the Offering Memorandum dated April 21, 2010, relating to the offering of the Initial Notes
          “Officer” means, with respect to any Person, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice-President of such Person.
          “Officers’ Certificate” means a certificate signed by two Officers of the Company which shall include at least one of the Chief Executive Officer, the President or the Chief Financial Officer.
          “Operating Cash Flow” means, with respect to any period and without duplication, the Consolidated Net Income of the Company and its Restricted Subsidiaries for such period, plus (i) any extraordinary net losses, net losses from the disposition of any securities, net losses from the extinguishment of any Indebtedness and net losses realized on any sale of assets during such period, to the extent such losses were deducted in computing Consolidated Net Income, plus (ii) provision for taxes based on income or profits, to the extent such provision for taxes was included in computing such Consolidated Net Income, plus (iii) Consolidated Interest Expense of the Company and its Restricted Subsidiaries for such period, to the extent deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization, impairment and all other non-cash charges, to the extent such depreciation, amortization, impairment and other non-cash charges were deducted in computing such Consolidated Net Income (including pension expense, impairment of Film Contracts, goodwill, broadcast licenses and other intangible assets including amortization of other intangible assets and Film Contracts), but excluding any such charges which represent any accrual of, or a reserve for, cash charges for a future period, plus (v) any fees recognized as expenses, including deferred finance costs, incurred in connection with the issuance of the Notes and the entering into of the Second Amendment to the Senior Credit Facility (including, without limitation, ratings agency fees) to the extent that such costs were deducted in computing Consolidated Net Income, plus (vi) non-capitalized transaction costs incurred in connection with actual or proposed financings, acquisitions or transactions to the extent that such costs were deducted in computing Consolidated Net Income, plus (vii) non-cash compensation expense incurred with any issuance of equity interests to an employee of such Person or any Restricted Subsidiary and plus (viii) non-cash items decreasing Consolidated Net Income (to the extent included in computing such Consolidated Net Income), minus (ix) any cash payments made with respect to Film Contracts and pension obligations (to the extent not previously included in computing such Consolidated Net Income), minus (x) extraordinary net gains, net gains from the disposition of any securities, net gains from the extinguishment of any Indebtedness and any net gains realized on any sale of assets during such period, minus (xi) non-cash items increasing Consolidated Net Income other than the accrual of revenue or other items in the ordinary course of business (to the extent included in computing such Consolidated Net Income) and minus (xii) provision for taxes based on losses, to the extent such benefit for taxes was included in computing such Consolidated Net Income.
          “Opinion of Counsel” means a written opinion in form and substance satisfactory to, and from legal counsel acceptable to, the Trustee (such counsel may be an employee of or counsel to the Company or the Trustee).
          “Permitted Additional Pari Passu Secured Obligations” means obligations under any Additional Notes or other Indebtedness secured by the Second Priority Liens; provided that the amount of such obligations does not exceed an amount (x) such that immediately after giving effect to the incurrence of such Additional Notes or other Indebtedness, as applicable, and the receipt and application of the proceeds therefrom, the Debt to Operating Cash Flow Ratio of the Company and its Restricted Subsidiaries would be less than or equal to 7.0 to 1.0, or (y) that may be incurred pursuant to Section 4.07(b)(ii); provided that (i) the representative of such Permitted Additional Pari Passu Secured Obligation executes a joinder agreement to the Collateral Agreement and the Intercreditor Agreement, in each case in the form attached thereto agreeing to be bound thereby and (ii) the Company has designated such Indebtedness as “Permitted Additional Pari Passu Secured Obligations” under the Collateral Agreement and the Intercreditor Agreement.
          “Permitted Collateral Liens” means:
     (i) Liens securing the Notes outstanding on the Issue Date, Refinancing Indebtedness with respect to such Notes, the Guarantees relating thereto and any Obligations with respect to such Notes, Refinancing Indebtedness and Guarantees;
     (ii) Liens securing Permitted Additional Pari Passu Secured Obligations permitted to be incurred pursuant to this Indenture (including Additional Notes), the Guarantees relating thereto and any Obligations with respect to such Notes and Refinancing Indebtedness with respect to such Permitted Additional Pari Passu Secured Obligations, the Guarantees relating thereto and any Obligations with respect to such Notes; provided that such Liens are granted pursuant to the provisions of the Security Documents;

     (iii) Liens existing on the Issue Date (other than Liens specified in clause (i) or (ii) above) and any extension, renewal, refinancing or replacement thereof so long as such extension, renewal, refinancing or replacement does not extend to any other property or asset and does not increase the outstanding principal amount thereof (except by the amount of any premium or fee paid or payable or original issue discount in connection with such extension, renewal, replacement or refinancing);
     (iv) Liens described in clauses (ii) (which Liens shall be subject to the Intercreditor Agreement), (iii), (iv), (v), (vi), (vii), (viii), (ix), (xi) (where the Liens securing the Indebtedness being refinanced were Permitted Collateral Liens), (xii), (xiii), (xiv), (xv), (xvi), (xvii), (xviii), (xix), (xx), (xxi) or (xxii) of the definition of “Permitted Liens”;
     (v) survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other similar restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not individually or in the aggregate materially adversely affect the value of the property affected thereby or materially impair the use of such property in the operation of the business of such Person;
     (vi) other Liens (not securing Indebtedness) incidental to the conduct of the business of the Company or any of its Restricted Subsidiaries, as the case may be, or the ownership of their assets which do not individually or in the aggregate materially adversely affect the value of the property affected thereby or materially impair the use of such property in the operation of the business of the Company or its Restricted Subsidiaries; and
     (vii) Liens on the Collateral in favor of the Collateral Agent relating to Collateral Agent’s administrative expenses with respect to the Collateral.
          “Permitted Holders” means (i) each of J. Mack Robinson and Robert S. Prather, Jr.; (ii) their spouses and lineal descendants; (iii) in the event of the incompetence or death of any of the Persons described in clauses (i) and (ii), such Person’s estate, executor, administrator, committee or other personal representative; (iv) any trusts created for the benefit of the Persons described in clause (i) or (ii); or (v) any Person controlled by any of the Persons described in clause (i), (ii), or (iv) and (v) any group of Persons (as defined in the Exchange Act) in which the Persons described in clause (i), (ii), or (iv), individually or collectively, control such group. For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or by agreement or otherwise.
          “Permitted Investments” means:
     (i) Investments existing on the Issue Date (and any extension, modification or renewal or any such Investments, but only to the extent not involving additional advances, contributions or increases thereof, other than as a result of accrual or accretion of original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of the Investment in effect on the Issue Date), and any Investment in the Company, any Restricted Subsidiary or any Qualified Joint Venture;

          (ii) any Investments in Cash Equivalents;
          (iii) any Investment in a Person (an “Acquired Person”) if, as a result of such Investment, (a) the Acquired Person becomes a Restricted Subsidiary, or (b) the Acquired Person either (1) is merged, consolidated or amalgamated with or into the Company or a Restricted Subsidiary and the Company or such Restricted Subsidiary is the Surviving Person, or (2) transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary;
          (iv) accounts and notes receivable generated or acquired in the ordinary course of business;
          (v) Interest Rate Agreement Obligations permitted pursuant to Section 4.07(b)(vi);
          (vi) any Investments received in compromise of obligations of such persons incurred in the ordinary course of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;
          (vii) Investments consisting of endorsements of negotiable instruments and similar documents, accounts receivables, deposits, prepayments, credits or purchases of inventory, supplies, materials and equipment, deposits to secure lease or utility payments, in each case in the ordinary course of business; and
          (viii) any other Investments in an aggregate amount up to $5.0 million in any calendar year (provided that any unused amounts in any calendar year may be carried forward to one or more future periods) plus, to the extent not increasing the amount available under Section 4.05(a)(iii), in the case of the disposition or repayment of any such Investment made pursuant to this clause (viii) for cash, an amount equal to the lesser of the return of capital with respect to such Investment and the cost of such Investment, in either case, reduced (but not below zero) by the excess, if any, of the cost of the disposition of such Investment over the gain, if any, realized by the Company or Restricted Subsidiary, as the case may be, in respect of such disposition.
          “Permitted Liens” means:
          (i) Liens existing on the Issue Date;
          (ii) Liens that secure the Senior Credit Facility (incurred pursuant to clause (i) of the definition of “Permitted Indebtedness”); provided that such Liens are subject to the provisions of the Intercreditor Agreement;
          (iii) Liens securing Indebtedness of a Person existing at the time that such Person is merged into or consolidated with the Company or a Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of such Person;
          (iv) Liens on property acquired by the Company or a Restricted Subsidiary, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any other property;

          (v) Liens in favor of the Company or any Restricted Subsidiary of the Company;
          (vi) Liens incurred, or pledges and deposits in connection with, workers’ compensation, unemployment insurance and other social security benefits, and leases, appeal bonds and other obligations of like nature incurred by the Company or any Restricted Subsidiary of the Company in the ordinary course of business;
          (vii) Liens imposed by law, including, without limitation, mechanics’, carriers’, warehousemen’s, materialmen’s, suppliers’ and vendors’ Liens, incurred by the Company or any Restricted Subsidiary of the Company in the ordinary course of business;
          (viii) Liens securing Permitted Purchase Money Indebtedness and Capital Lease Obligations incurred pursuant to Section 4.07(b)(vii); provided that such Liens do not extend to or cover any assets other than such assets acquired or constructed after the Issue Date with the proceeds of such Permitted Purchase Money Indebtedness;
          (ix) Liens for ad valorem, income or property taxes or assessments and similar charges which either are not delinquent or are being contested in good faith by appropriate proceedings for which the Company has set aside on its books reserves to the extent required by GAAP;
          (x) Liens on assets or Capital Stock of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries;
          (xi) Liens securing Refinancing Indebtedness where the Liens securing Indebtedness being refinanced were permitted under this Indenture;
          (xii) easements, rights-of-way, zoning and similar restrictions, encroachments, protrusions and other similar encumbrances or title defects incurred or imposed as applicable, in the ordinary course of business and consistent with industry practices and zoning or other restrictions as to the use of real properties or Liens incidental which are imposed by any governmental authority having jurisdiction over such property;
          (xiii) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to letters of credit and products and proceeds thereof;
          (xiv) Liens securing Interest Rate Agreement Obligations which Interest Rate Agreement Obligations relate to Indebtedness that is otherwise permitted under this Indenture;
          (xv) leases, licenses, sub-licenses or subleases granted to others and Liens arising from filing UCC financing statements regarding leases;
          (xvi) Liens securing judgments, attachments or awards not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves as is required in conformity with GAAP has been made therefor;

          (xvii) Liens (i) that are contractual rights of set-off (A) relating to treasury, depository and cash management services with banks or any automated clearing house transfers of funds, in each case, in the ordinary course of business and not given in connection with the issuance of Indebtedness, (B) relating to pooled deposit or sweep accounts of the Company or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company or any Restricted Subsidiary or (C) relating to purchase orders and other agreements entered into with customers of the Company or any Restricted Subsidiary in the ordinary course of business and (ii) of a collection bank arising under Section 4-210 of the UCC on items in the course of collection, in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) arising in the ordinary course of business in connection with the maintenance of such accounts and which are within the general parameters customary in the banking industry;
          (xviii) Liens arising by operation of law or contract on insurance policies and the proceeds thereof to secure premiums thereunder, and Liens, pledges and deposits in the ordinary course of business securing liability for premiums or reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers;
          (xix) utility and other similar deposits made in the ordinary course of business;
          (xx) Liens on cash or Cash Equivalents, arising in connection with the defeasance, discharge or redemption of Indebtedness or escrowed to repurchase or redeem Indebtedness or Capital Stock, in each case where such defeasance, discharge, redemption or repurchase is otherwise permitted hereunder;
          (xxi) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business so long as such leases, subleases, licenses or sublicenses are subordinate in all respects to the Liens granted and evidenced by the Security Documents and which do not materially interfere with the ordinary conduct of the business of the Company or any Restricted Subsidiaries and do not secure any Indebtedness; and
          (xxii) Liens on assets or Capital Stock in connection with merger agreements, stock or asset purchase agreements and similar agreements in respect of the disposition of such assets or Capital Stock otherwise permitted under this Indenture for so long as such agreements are in effect.
          “Permitted Purchase Money Indebtedness” means any Indebtedness incurred for the acquisition of intellectual property rights, property, plant or equipment used or useful in the business of the Company.
          “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.
          “Preferred Stock” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Capital Stock of any other class of such Person.

          “Public Equity Offering” means an underwritten public offering of Capital Stock (other than Disqualified Stock) of the Company subsequent to the Issue Date pursuant to an effective registration statement filed under the Securities Act, the net proceeds of which to the Company (after deducting any underwriting discounts and commissions) exceed $25.0 million.
          “QIB” means any “qualified institutional buyer” (as defined in Rule 144A).
          “Qualified Joint Venture” means a newly-formed, majority-owned Subsidiary where Capital Stock of the Subsidiary is issued to a Qualified Joint Venture Partner in consideration of the contribution primarily consisting of assets used or useful in the business of owning and operating television stations, all businesses directly related thereto, and any electronic news and information delivery business and any other television broadcasting-related, television distribution-related or television content-related business.
          “Qualified Joint Venture Partner” means a person who is not affiliated with the Company.
          “Refinancing Indebtedness” means Indebtedness that refunds, refinances, defeases, renews, replaces or extends any Indebtedness permitted to be incurred by the Company or any Restricted Subsidiary pursuant to the terms of this Indenture, whether involving the same or any other lender or creditor or group of lenders or creditors, but only to the extent that:
     (i) the Refinancing Indebtedness is subordinated to the Notes to at least the same extent as the Indebtedness being refunded, refinanced, defeased, renewed, replaced or extended, if such Indebtedness was subordinated to the Notes,
     (ii) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Indebtedness being refunded, refinanced or extended or (b) at least 91 days after the maturity date of the Notes,
     (iii) the Refinancing Indebtedness has a weighted average life to maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the weighted average life to maturity of the Indebtedness being refunded, refinanced, defeased, renewed, replaced or extended,
     (iv) such Refinancing Indebtedness (or accreted amount in the case of any Indebtedness issued with original issue discount, as such) is in an aggregate principal amount that is less than or equal to the sum of (a) the aggregate principal or accreted amount (in the case of any Indebtedness issued with original issue discount, as such) then outstanding under the Indebtedness being refunded, refinanced, defeased, renewed, replaced or extended, (b) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of pre-existing optional prepayment provisions on such Indebtedness being refunded, refinanced, defeased, renewed, replaced or extended and (c) the amount of reasonable and customary fees, expenses and costs related to the incurrence of such Refinancing Indebtedness, and
     (v) such Refinancing Indebtedness shall not include (x) Indebtedness of a Restricted Subsidiary of the Company that is not a Guarantor that refinances Indebtedness of the Company or a Guarantor or (y) Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.

          “Registered Exchange Offer” means the offer by the Company, pursuant to a Registration Rights Agreement, to certain Holders of Initial Notes or Additional Notes, as the case may be, to issue and deliver to such Holders, in exchange for their Initial Notes or Additional Notes, as the case may be, a like aggregate principal amount of Exchange Notes registered under the Securities Act.
          “Registration Rights Agreement” means any registration rights agreement among the Company, the Subsidiary Guarantors and one or more investment banks acting as initial purchasers in connection with any issuance of Notes under this Indenture, including the Issue Date Registration Rights Agreement.
          “Registration Statement” means the Shelf Registration Statement or Exchange Offer Registration Statement, as applicable.
          “Regulation S” means Regulation S under the Securities Act or any successor regulation.
          “Regulation S Note” means all Initial Notes or all Additional Notes, as the case may be, offered and sold outside the United States in reliance on Regulation S.
          “Restricted Investment” means an Investment other than a Permitted Investment.
          “Restricted Notes Legend” means the legend set forth in Section 2.3(e)(i) of Appendix A.
          “Restricted Payment” means (i) any dividend or other distribution declared or paid on any Capital Stock of the Company or any of its Restricted Subsidiaries (other than dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) of the Company or such Restricted Subsidiary or dividends or distributions payable to the Company or any Restricted Subsidiary); (ii) any payment to purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any Restricted Subsidiary of the Company or other Affiliate of the Company (other than any Capital Stock owned by the Company or any Restricted Subsidiary); (iii) any payment to purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness prior to the scheduled maturity thereof except for any purchase, redemption, defeasance or other acquisition or retirement within one year of the scheduled maturity thereof; or (iv) any Restricted Investment.
          “Restricted Period” means, in respect of any Note, the 40 consecutive days beginning on and including the later of (a) the day on which any Notes represented thereby are offered to persons other than distributors (as defined in Regulation S under the Securities Act) pursuant to Regulation S and (b) the issue date for such Notes.
          “Restricted Subsidiary” means any Subsidiary that has not been designated as an “Unrestricted Subsidiary” in accordance with this Indenture.
          “Rule 144” means Rule 144 under the Securities Act (or any successor rule).
          “Rule 144A” means Rule 144A under the Securities Act (or any successor rule).
          “Rule 144A Notes” means all Initial Notes or all Additional Notes, as the case may be, offered and sold to QIBs in reliance on Rule 144A.
          “Rule 501” means Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

          “Second Lien Obligations” means the Indebtedness incurred and Obligations under this Indenture and any Permitted Additional Pari Passu Secured Obligations.
          “Second Priority Liens” means all Liens in favor of the Collateral Agent on Collateral securing the Second Lien Obligations, including, without limitation, any Permitted Additional Pari Passu Secured Obligations.
          “Securities Act” means the Securities Act of 1933, as amended.
          “Security Documents” means the Collateral Agreement, the Intercreditor Agreement and all of the security agreements, pledges, collateral assignments, mortgages, deeds of trust, trust deeds or other instruments or agreements evidencing or creating or purporting to create any security interests in favor of the Collateral Agent for its benefit and for the benefit of the Trustee and the Holders of the Notes and the holders of any Permitted Additional Pari Passu Secured Obligations, in all or any portion of the Collateral, in each case, as amended, modified, restated, supplemented or replaced from time to time.
          “Senior Credit Facility” means the Credit Agreement, dated as of March 19, 2007, as amended, by and among the Company and the guarantors named therein, Wachovia Bank, National Association, as the administrative agent and the other agents and lenders named therein as the same may be amended, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time, including (i) any related notes, letters of credit, guarantees, collateral documents, indentures, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time, and (ii) any notes, guarantees, collateral documents, instruments and agreements executed in connection with any such amendment, modification, renewal, refunding, replacement or refinancing.
          “Shelf Registration Statement” means a registration statement filed by the Company in connection with the offer and sale of Notes pursuant to Section 4 of the Issue Date Registration Rights Agreement or corresponding provisions in such other Registration Rights Agreement.
          “Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency).
          “Subordinated Indebtedness” means any Indebtedness of the Company or a Subsidiary Guarantor if the instrument creating or evidencing such Indebtedness or pursuant to which such Indebtedness is outstanding expressly provides that such Indebtedness is subordinated in right of payment to the Notes or the Subsidiary Guarantee of such Subsidiary Guarantor, as the case may be.
          “Subsidiary” of any Person means (i) any corporation more than 50% of the outstanding Voting Stock of which is owned or controlled, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries thereof, or (ii) any limited partnership of which such Person or any Subsidiary of such Person is a general partner, or (iii) any other Person (other than a corporation or limited partnership) in which such Person, or one or more other Subsidiaries of such Person, or such Person and one or more other Subsidiaries thereof, directly or indirectly, has more than 50% of the outstanding partnership or similar interests or has the power, by contract or otherwise, to direct or cause the direction of the policies, management and affairs thereof.

          “Subsidiary Guarantees” means the guarantees of the Notes issued by the Subsidiary Guarantors.
          “Subsidiary Guarantor” means (i) each Restricted Subsidiary of the Company existing on the Issue Date, (ii) each of the Company’s Subsidiaries which becomes a guarantor of the Notes in compliance with Section 4.17, and (iii) each of the Company’s Subsidiaries executing a supplemental indenture in which such Subsidiary agrees to be bound by the terms of this Indenture.
          “Surviving Person” means, with respect to any Person involved in or that makes any Disposition, the Person formed by or surviving such Disposition or the Person to which such Disposition is made.
          “TIA” means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb), as amended by the Trust Indenture Reform Act of 1990, and as in effect on the Issue Date.
          “Transfer Restricted Notes” means Definitive Notes and any other Notes that bear or are required to bear the Restricted Notes Legend.
          “Trust Monies” means all cash and Cash Equivalents received by the Trustee:
     (1) upon the release of Collateral from the Lien of this Indenture or the Security Documents, including all Net Proceeds and Net Loss Proceeds and all moneys received in respect of the principal of all purchase money, governmental and other obligations;
     (2) pursuant to the Security Documents;
     (3) as proceeds of any sale or other disposition of all or any part of the Collateral by or on behalf of the Trustee or any collection, recovery, receipt, appropriation or other realization of or from all or any part of the Collateral pursuant to this Indenture or any of the Security Documents or otherwise; or
     (4) for application as provided in the relevant provisions of this Indenture or any Security Document or which disposition is not otherwise specifically provided for in this Indenture or in any Security Document;
provided, however, that Trust Monies shall in no event include any property deposited with the Trustee for any redemption, legal defeasance or covenant defeasance of Notes, for the satisfaction and discharge of this Indenture or to pay the purchase price of Notes pursuant to an Offer to Purchase in accordance with the terms of this Indenture and shall not include any cash received or applicable by the Trustee in payment of its fees and expenses.
          “Trust Officer” means any officer within the Corporate Trust Division of the Trustee, who has responsibility for administrering this Indenture, including, without limitation, any vice president, associate, assistant vice president, treasurer, assistant treasurer, assistant secretary or special assistant secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

          “Trustee” means U.S. Bank National Association until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means such successor.
          “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Collateral Agent’s security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other that the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.
          “Unrestricted Subsidiary” means (i) any Subsidiary designated as such by the Board of Directors of the Company as set forth below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Company may designate the Subsidiary to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, any other Restricted Subsidiary of the Company; provided that either (a) the Subsidiary to be so designated has total assets of $1,000 or less or (b) immediately after giving effect to such designation, the Company could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.07; and provided further that the Company could make a Restricted Payment or Permitted Investment in an amount equal to the fair market value as determined in good faith by the Board of Directors of such Subsidiary pursuant to Section 4.05 and such amount is thereafter treated as a Restricted Payment or Permitted Investment for the purpose of calculating the amount available with such covenant. An Unrestricted Subsidiary may be designated as a Restricted Subsidiary if (i) all the Indebtedness of such Unrestricted Subsidiary could be incurred under Section 4.07 and (ii) all the Liens on the property and assets of such Unrestricted Subsidiary could be incurred pursuant to Section 4.09.
          “U.S. Government Obligations” means direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged, provided that no U.S. Government Obligation shall be callable at the Company’s option prior to the Stated Maturity of the Notes.
          “Voting Stock” means, with respect to any Person, Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).
          “Weighted Average Life to Maturity” means, with respect to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payment of principal, including payment at final maturity, in respect thereof, with (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding aggregate principal amount of such Indebtedness.

          Section 1.02. Other Definitions.

Term	Defined in Section[1]
“Agent Members”	2.1(b)	(App. A)
“Asset Sale Offer”	4.14
“Asset Sale Offer Purchase Date”	4.14
“Asset Sale Offer Trigger Date”	4.14
“Change of Control Offer”	4.13
“Change of Control Purchase Date”	4.13
“Covenant Defeasance Option”	8.01
“Event of Default”	6.01
“Excess Proceeds”	4.14
“Global Note”	2.1(a)	(App. A)
“IAI Global Note”	2.1(a)	(App. A)
“Legal Defeasance Option”	8.01
“Net Offering Proceeds”	4.20
“Non-Payment Default”	10.03
“Notice of Default”	6.01
“Paying Agent”	2.03
“Payment Restriction”	4.11
“Permitted Indebtedness”	4.07
“Permitted Payments”	4.05
“Purchase Date”	3.08
“Refinancing Indebtedness”	4.07
“Registrar”	2.03
“Regulation S Global Note”	2.1(a)	(App. A)
“Required Filing Dates”	4.02
“Rule 144A Global Note”	2.1(a)	(App. A)
“Trustee Expenses”	6.08
          Section 1.03. Incorporation by Reference of TIA. Whenever this Indenture refers to a provision of the Trust Indenture Act of 1939, as amended, the provision is incorporated by reference in, and made a part of, this Indenture. Any terms incorporated by reference in this Indenture that are defined by the TIA, defined by the TIA’s reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them therein.
          Section 1.04. Rules of Construction. Unless the context otherwise requires: (1) a term has the meaning assigned to it in this Indenture; (2) an accounting term not otherwise defined herein has the meaning assigned to it under GAAP; (3) “or” is not exclusive; (4) words in the singular include the plural, and in the plural include the singular; (5) provisions apply to successive events and transactions;

[1]	Section reference is to this Indenture, unless marked with “(App. A)” indicating such reference is to Appendix A hereof.

and (6) unless otherwise specified, any reference to a Section or Article refers to such Section or Article of this Indenture.
ARTICLE II
THE NOTES
          Section 2.01. Form and Dating. The (i) Initial Notes and the Trustee’s certificate of authentication therefor and (ii) Additional Notes and the Trustee’s certificate of authentication therefor shall each be substantially in the form of Exhibit A. The Exchange Notes and the Trustee’s certificate of authentication therefor shall be substantially in the form of Exhibit B. The notation on each of such Notes relating to the Subsidiary Guarantees shall each be substantially in the form of Exhibit C. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its issuance and shall show the date of its authentication. Each note shall bear the corporate seal of the Company which shall be attested by the Company’s secretary or an assistant secretary.
          The terms and provisions contained in the Notes and the Subsidiary Guarantees shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.
          Section 2.02. Execution and Authentication. Two Officers of the Company shall sign each Note for the Company by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid. Each Subsidiary Guarantor shall execute the Subsidiary Guarantee in the manner set forth in Section 11.04. A Note shall not be valid until authenticated by the manual signature of the Trustee, and the Trustee’s signature shall be conclusive evidence that the Note has been authenticated under this Indenture. The form of Trustee’s certificate of authentication to be borne by the Notes shall be substantially as set forth in Exhibit A or B, as applicable. The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or any of its Affiliates.
          The Trustee (i) shall authenticate Initial Notes for original issue in the aggregate principal amount of $365,000,000 and (ii) shall authenticate Additional Notes, in each case, as otherwise set forth in Appendix A and, in the case of Additional Notes only, upon receipt of an Officers’ Certificate and an Opinion of Counsel. The Officers’ Certificate shall also specify the amount of Additional Notes to be authenticated and the date on which the Additional Notes are to be authenticated. Upon receipt of a written order of the Company in the form of an Officers’ Certificate, the Trustee shall authenticate Notes in substitution of Notes originally issued to reflect any name change of the Company.
          Section 2.03. Registrar; Paying Agent; Depositary. The Company shall maintain an office or agency (the “Registrar”) where Notes may be presented for registration of transfer or for exchange and an office or agency (the “Paying Agent”) where Notes may be presented for payment. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Paying Agent”

includes any additional paying agent. The Company may change the Paying Agent, Registrar or co-registrar without prior notice to any Holder. The Company shall notify the Trustee and the Trustee shall notify the Holders of the name and address of any Agent not a party to this Indenture. The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, and such agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent.
          The Company initially appoints the Trustee as Registrar and Paying Agent. If the Company fails to appoint or maintain a Registrar and/or Paying Agent, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with Section 7.07.
          The Company initially appoints DTC to act as Depositary with respect to any Global Notes and DTC has initially appointed the Trustee to act as Notes Custodian with respect to any Global Notes.
          Section 2.04. Paying Agent to Hold Money in Trust. The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of the Holders or the Trustee all money the Paying Agent holds for the redemption or purchase of the Notes or for the payment of principal of, or premium, if any, or interest on, the Notes, and will notify the Trustee of any default by the Company in providing the Paying Agent with sufficient funds to redeem or purchase Notes or make any payment on the Notes as and to the extent required to be redeemed, purchased or paid under the terms of this Indenture. While any such default continues, the Trustee may require the Paying Agent to pay all money it holds to the Trustee. The Company at any time may require the Paying Agent to pay all money it holds to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or any of its Affiliates) shall have no further liability for the money it delivered to the Trustee. If the Company or any of its Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the Holders’ benefit all money it holds as Paying Agent.
          Section 2.05. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with Section 312(a) of the TIA. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, semiannually at least fifteen Business Days before each interest payment date and at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request, a list in such form and as of such date as the Trustee may reasonably require that sets forth the names and addresses of, and the aggregate principal amount of Notes held by, each Holder, and the Company shall otherwise comply with Section 312(a) of the TIA.
          Section 2.06. Transfer and Exchange. Subject to the provisions of Section 2 of Appendix A, when Notes are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall register the transfer or make the exchange if its requirements, including, without limitation, compliance with Appendix A, for such transaction are met; provided, however, that any Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and the Trustee duly executed by the Holder of such Note or by its attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall Issue (and the Subsidiary Guarantors shall execute the Subsidiary Guarantee endorsed thereon), and the Trustee shall authenticate, Notes at the Registrar’s request. The Trustee shall notify the Company of all such registered transfers and exchanges contemporaneously with the occurrence of such transfer or exchange.

          Neither the Company nor the Registrar shall be required to issue, register the transfer of or exchange any Note (i) during a period beginning at the opening of business 15 days before the day of the mailing of notice of any redemption from the Company and ending at the close of business on the day the notice of redemption is sent to Holders, (ii) selected for redemption, in whole or in part, except the unredeemed portion of any Note being redeemed in part may be transferred or exchanged, and (iii) during a Change of Control Offer or an Asset Sale Offer if such Note is tendered pursuant to such Change of Control Offer or Asset Sale Offer and not withdrawn.
          No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchange pursuant to Section 2.10, 3.07 or 9.05, which the Company shall pay).
          Prior to due presentment for registration of transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing on such Note made by anyone other than the Company, the Registrar or any co-registrar) for the purpose of receiving payment of principal of, and premium, if any, and interest on, such Note and for all other purposes, and notice to the contrary shall not affect the Trustee, any Agent or the Company.
          Any Holder of the Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system (as described in Section 2.1(b) of Appendix A) maintained by the Depository (or its agent), and that ownership of a beneficial interest in the Global Note shall be required to be reflected in a book entry.
          Section 2.07. Replacement Notes. If any mutilated Note is surrendered to the Trustee, or if the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee shall, upon receipt of a written order signed by two Officers of the Company, authenticate a replacement Note if the Trustee’s requirements are met, and each such replacement Note shall be an additional obligation of the Company. If the Trustee or the Company requires, the Holder must supply an indemnity bond that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent or any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company and the Trustee may charge for its reasonable expenses in replacing a Note.
          Section 2.08. Outstanding Notes. The Notes outstanding at any time are all the Notes the Trustee has authenticated except those it has cancelled, those delivered to it for cancellation, and those described in this Section 2.08 as not outstanding. If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that a bona fide purchaser holds the replaced Note. If the entire principal of, and premium, if any, and accrued interest on, any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue. Subject to Section 2.09, a Note does not cease to be outstanding because the Company or any Affiliate of the Company holds such Note.
          Section 2.09. Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Affiliate of the Company shall be considered as though they are not outstanding; provided, however, that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded. Notwithstanding the foregoing, Notes that the Company or any Affiliate of the Company offers to purchase or acquires pursuant to an exchange offer, tender offer or otherwise shall not be deemed to be owned by the Company or any Affiliate of the Company until legal title to such Notes passes to the Company or such Affiliate, as the case may be.
          Section 2.10. Temporary Notes. Until Definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of a written order signed by two Officers of the Company, shall authenticate Definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as Definitive Notes.
          Section 2.11. Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar, any co-registrar, the Paying Agent, the Company and its Subsidiaries shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange, replacement, payment (including all Notes called for redemption and all Notes accepted for payment pursuant to an Offer) or cancellation, and the Trustee shall cancel all such Notes and shall destroy all cancelled Notes (subject to the record retention requirements of the Exchange Act) and deliver a certificate of their destruction to the Company unless, by written order signed by two Officers of the Company, the Company shall direct that cancelled Notes be returned to it. The Company may not issue new Notes to replace any Notes that have been cancelled by the Trustee or that have been delivered to the Trustee for cancellation. If the Company or any Affiliate of the Company acquires any Notes (other than by redemption pursuant to Section 3.01 or an Offer pursuant to Section 4.13, 4.14 or 4.21), such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until such Notes are delivered to the Trustee for cancellation.
          Section 2.12. Defaulted Interest. If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to Holders on a subsequent special record date, in each case at the rate provided in the Notes and Section 4.01. The Company shall, with the Trustee’s consent, fix or cause to be fixed each such special record date and payment date. At least 15 days before the special record date, the Company (or, at the request of the Company, the Trustee in the name of, and at the expense of, the Company) shall mail a notice that states the special record date, the related payment date and the amount of interest to be paid.
          Section 2.13. Record Date. The record date for purposes of determining the identity of holders of Notes entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in Section 316(c) of the TIA.
          Section 2.14. CUSIP Number. A “CUSIP” number will be printed on the Notes, and the Trustee shall use the CUSIP number in notices of redemption, purchase or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Company will promptly notify the Trustee of any change in the CUSIP number.

          Section 2.15. Liquidated Damages Under Registration Rights Agreement. Under certain circumstances, the Company and the Subsidiary Guarantors may be obligated to pay liquidated damages to Holders, all as and to the extent set forth in the Issue Date Registration Rights Agreement applicable to the Initial Notes or any Registration Rights Agreement applicable to Additional Notes. The terms thereof are hereby incorporated herein by reference and liquidated damages is deemed to be interest for purposes of this Indenture.
          Section 2.16. Additional Notes. The Company may, from time to time, subject to compliance with any other applicable provisions of this Indenture (including, without limitation, Sections 4.07 and 4.09), without the consent of the Holders, create and issue pursuant to this Indenture Additional Notes having terms and conditions set forth in Exhibit A substantially identical to those of other Notes, except that Additional Notes:
     (i) may have a different issue date and/or CUSIP number from other Notes;
     (ii) may have a different amount of interest payable on the first interest payment date after issuance than is payable on other Notes;
     (iii) may have terms specified in the Additional Note Board Resolution or Additional Note Supplemental Indenture for such Additional Notes making appropriate adjustments to this Article II and Exhibit A (and related definitions) applicable to such Additional Notes in order to conform to and ensure compliance with the Securities Act (or other applicable securities laws) and any registration rights or similar agreement applicable to such Additional Notes, which are not adverse in any material respect to the Holder of any outstanding Notes (other than such Additional Notes); and
     (iv) may be entitled to liquidated damages as provided in Section 2.15 not applicable to other outstanding Notes and may not be entitled to such liquidated damages applicable to other outstanding Notes.
ARTICLE III
REDEMPTIONS AND OFFERS TO PURCHASE
          Section 3.01. Redemption Provisions.
          (a) Except as set forth below and in Section 3.01(b) and as described below, the Notes are not redeemable at the Company’s option prior to November 1, 2012. On and after such date, the Notes will be subject to redemption at the option of the Company, in whole or in part, at the redemption prices (expressed as percentages of the principal amount of the Notes) set forth below, plus accrued and unpaid interest to the date fixed for redemption, if redeemed during the period beginning on the date indicated below.

Year	Percentage
November 1, 2012	107.875%
May 1, 2013	105.250%
May 1, 2014 and thereafter	100.000%

          Notwithstanding the foregoing, at any time prior to November 1, 2012, the Company may, at its option, use the net proceeds of one or more Public Equity Offerings to redeem up to 35% of the aggregate principal amount of the Notes (including Additional Notes, if any) originally issued at a redemption price equal to 110.500% of the principal amount thereof, together with accrued and unpaid interest to the date fixed for redemption; provided, however, that at least 65% of the aggregate principal amount of the Notes (including Additional Notes, if any) originally issued remains outstanding immediately after any such redemption.
          (b) At any time prior to November 1, 2012, the Notes may be redeemed as a whole but not in part at the option of the Company, upon not less than 30 or more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address, at a redemption price equal to 100% of the principal amount thereof plus the Make Whole Premium as of, and accrued but unpaid interest, if any, to, the redemption date, subject to the right of holders on the relevant record date to receive interest due on the relevant interest payment date.
          “Make Whole Premium” means with respect to a Note at any redemption date, the greater of (i) 1.0% of the principal amount of such Note or (ii) the excess of (A) the present value of (1) the redemption price of such Note at November 1, 2012 (such redemption price being set forth in the table in Section 3.01(a)) plus (2) all required interest payments due on such Note through November 1, 2012, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such Note.
          “Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H. 15(519) which has become publicly available at least two Business Days prior to the redemption date or, if such Statistical Release is no longer published, any publicly available source or similar market data) most nearly equal to the period from the redemption date November 1, 2012; provided, however, that if the period from the redemption date to November 1, 2012 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to November 1, 2012 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.
          Section 3.02. Notice to Trustee. If the Company elects to redeem Notes pursuant to Section 3.01(a) or Section 3.01(b), it shall furnish to the Trustee, (i) at least 30 days (or such shorter period as the Trustee consents to in its sole judgment) but not more than 60 days before notice of a redemption is to be mailed to Holders, an Officers’ Certificate stating that the Company is redeeming Notes pursuant to Section 3.01(a) or Section 3.01(b), as the case may be, the date notice of redemption is to be mailed to Holders, the redemption date, the aggregate principal amount of Notes to be redeemed, the redemption price for such Notes, any calculations pursuant to Section 3.01(a) or (b), the amount of accrued and unpaid interest on such Notes as of the redemption date and, if applicable, the manner in which Notes are to be selected for redemption, in accordance with Section 3.03, if less than all outstanding Notes are to be redeemed. If the Trustee is not the Registrar, the Company shall, concurrently with delivery of its notice to the Trustee of a redemption, cause the Registrar to deliver to the Trustee a certificate (upon which the Trustee may rely) setting forth the name of, and the aggregate principal amount of Notes held by each Holder.

          If the Company is required to offer to purchase Notes pursuant to Section 4.13 or 4.14, it shall furnish to the Trustee, at least seven Business Days before notice of the corresponding Offer is to be mailed to Holders, an Officers’ Certificate setting forth that the Offer is being made pursuant to Section 4.13 or 4.14, as the case may be, the Purchase Date, the maximum principal amount of Notes the Company is offering to purchase pursuant to such Offer, the purchase price for such Notes, the amount of accrued and unpaid interest on such Notes as of the Purchase Date and, if applicable, the manner in which Notes are to be selected for purchase, in accordance with Section 3.03, if less than all outstanding Notes are to be purchased.
          The Company will also provide the Trustee with any additional information that the Trustee reasonably requests in connection with any redemption or Offer.
          Section 3.03. Selection of Notes to Be Redeemed or Purchased. If less than all outstanding Notes are to be redeemed or if less than all Notes tendered pursuant to an Offer are to be purchased by the Company, the Trustee, on behalf of the Company, shall select the outstanding Notes to be redeemed or purchased by the Company, in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed on such an exchange the Trustee, on behalf of the Company, shall select the outstanding Notes to be redeemed or purchased, on a pro rata basis, by lot or by any other method that the Trustee deems fair and appropriate; provided that a redemption pursuant to the provisions relating to Public Equity Offerings will be on a pro rata basis. Notes redeemed or purchased in part shall only be redeemed or purchased in integral multiples of $1,000. If the Company elects to mail notice of a redemption to Holders, the Trustee shall at least five days prior to the date notice of redemption is to be mailed, (i) select, on behalf of the Company, the Notes to be redeemed from Notes outstanding not previously called for redemption, and (ii) notify the Company of the names of each Holder of Notes selected for redemption, the principal amount of Notes held by each such Holder and the principal amount of such Holder’s Notes that are to be redeemed. If fewer than all Notes tendered pursuant to an Offer are to be purchased, the Trustee shall, on behalf of the Company, select on or prior to the Purchase Date for such Offer the Notes to be purchased. The Trustee shall select for redemption or purchase Notes or portions of Notes in integral multiples of $1,000. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or tendered pursuant to an Offer also apply to portions of Notes called for redemption or tendered pursuant to an Offer. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be called for redemption or selected for purchase. The Company shall notify the Trustee of its acceptance for payment of the Notes selected for redemption or purchase.
          Section 3.04. Notice of Redemption.
          (a) At least 30 days but not more than 60 days before the redemption date, the Company shall mail by first class mail a notice of redemption to each Holder of Notes that are to be redeemed. With respect to any redemption of Notes, the notice shall identify the Notes or portions thereof, if applicable, to be redeemed and shall state: (1) the redemption date; (2) the redemption price for the Notes and the amount of unpaid and accrued interest on such Notes as of the date of redemption; (3) the paragraph of the Notes pursuant to which the Notes called for redemption are being redeemed; (4) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued; (5) the name and address of the Paying Agent; (6) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price for, and any accrued and unpaid interest on, such Notes; (7) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date; and

(8) that no representation is made as to the correctness or accuracy of the CUSIP number listed in such notice and printed on the Notes.
          (b) At the Company’s request, the Trustee shall (at the Company’s expense) give the notice of any redemption to Holders; provided, however, that the Company shall deliver to the Trustee, at least 45 days prior to the date of any optional redemption and at least 10 days prior to the date that notice of such redemption is to be mailed to Holders (or, in either case, such shorter period as the Trustee consents to in its sole judgment) an Officers’ Certificate that (i) requests the Trustee to give notice of the redemption to Holders, (ii) sets forth the information to be provided to Holders in the notice of redemption, as set forth in the preceding paragraph, and (iii) sets forth the aggregate principal amount of Notes to be redeemed and the amount of accrued and unpaid interest thereon as of the redemption date. If the Trustee is not a Registrar, the Company shall, concurrently with any such request, cause the Registrar to deliver to the Trustee a certificate (upon which the Trustee may rely) setting forth the name of, the address of, and the aggregate principal amount of Notes held by, each Holder; provided further that any such Officers’ Certificate may be delivered to the Trustee on a date later than permitted under this Section 3.03(b) if such later date is acceptable to the Trustee.
          Section 3.05. Effect of Notice of Redemption. Except if such redemption would violate the terms of the Senior Credit Facility, once notice of redemption is mailed, Notes called for redemption become due and payable on the redemption date at the price set forth in the Note.
          Section 3.06. Deposit of Redemption Price.
          (a) On or prior to any redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of, and accrued interest on, all Notes to be redeemed on that date. The Trustee or the Paying Agent shall return to the Company, no later than five days after any redemption date, any money (including accrued interest) that exceeds the amount necessary to pay the redemption price of, and accrued interest on, all Notes redeemed.
          (b) If the Company complies with Section 3.06(a), interest on the Notes to be redeemed will cease to accrue on such Notes on the applicable redemption date, whether or not such Notes are presented for payment. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business of such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, to the extent lawful, the Company shall pay interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization of the Company, regardless of whether or not a claim for post-filing interest is allowed in such proceedings) on the overdue principal, premium, if any, and interest from the redemption date until such principal, premium and interest are paid, at a rate equal to 1% per annum in excess of the then applicable interest rate on the Notes compounded semi-annually as provided in the Notes and Section 4.01.
          Section 3.07. Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the Company’s expense a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

ARTICLE IV
COVENANTS
          Section 4.01. Payment of Principal, Premium, and Interest. The Company shall pay the principal of, and premium, if any, and interest on, the Notes on the dates and in the manner provided in the Notes. Holders must surrender their Notes to the Paying Agent to collect principal payments. Principal, premium, or interest shall be considered paid on the date due if, by 11 a.m. Eastern Standard Time on such date, the Company has deposited with the Paying Agent money in immediately available funds designated for and sufficient to pay such principal, premium or interest. The Paying Agent shall return to the Company, no later than five days following the date of payment, any money (including accrued interest) that exceeds the amount then due and payable on the Notes.
          The Company shall pay interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization of the Company, regardless of whether or not a claim for post-filing interest is allowed in such proceedings) on overdue principal, premium and interest (without regard to any applicable grace period) at a rate equal to 1% per annum in excess of the then applicable interest rate on the Notes, compounded semiannually.
          Payments of the principal of, premium (if any) and interest on any Global Notes will be made to the Depositary or its nominee, as the case may be, as the registered owner thereof. None of the Company, the Trustee nor any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in any Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.
          Section 4.02. Reports. Whether or not the Company is then subject to Section 13(a) or 15(d) of the Exchange Act, the Company will file with the Commission, so long as any Notes are outstanding, the annual reports, quarterly reports and other periodic reports which the Company would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) if the Company were so subject, and such documents shall be filed with the Commission on or prior to the respective dates (the “Required Filing Dates”) by which the Company would have been required so to file such documents if the Company were so subject. The Company will also, in the event the filing such documents by the Company with the Commission is prohibited under the Exchange Act (i) within 15 days of each Required Filing Date, (a) transmit by mail to all holders of Notes, as their names and addresses appear in the Note register, without cost to such holders and (b) file with the Trustee copies of the annual reports, quarterly reports and other periodic reports which the Company would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if the Company were subject to such Sections and (ii) promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective Holder at the Company’s cost. In addition, the Company will file with the Commission and with the Trustee, in accordance with rules and regulations prescribed by the Commission, such additional information, documents and reports with respect to compliance with the conditions and covenants provided for herein as may be required by such rules and regulations. Notwithstanding anything herein to the contrary, the Company will not be deemed to have failed to comply with any of its agreements under this Section 4.02 for purposes of clause (iii) under Section 4.21 until 90 days after the date any report hereunder is required to be filed with the Commission pursuant to this Section 4.02.
          Section 4.03. Compliance Certificate. The Company shall deliver to the Trustee, within 135 days after the end of each fiscal year of the Company, an Officers’ Certificate stating that (i) a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made to determine whether the Company has kept, observed, performed and fulfilled all of its obligations under this Indenture and the Notes, (ii) such review was supervised by the Officers of the Company signing such certificate, and (iii) that to the best knowledge of each Officer signing such certificate, (a) the Company has kept, observed, performed and fulfilled each and every condition and covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default occurred and is continuing, describing all such Defaults or Events of Default of which each such Officer may have knowledge and what action the Company has taken or proposes to take with respect thereto), and (b) no event has occurred and remains in existence by reason of which payments on account of the principal of, or premium, if any, or interest on, the Notes are prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto. For purposes of this paragraph, such compliance shall be determined without regard to any period of grace or requirement of notice provided hereunder.
          The Company will, so long as any of the Notes are outstanding, deliver to the Trustee, by the date that is the later of (i) 30 days after the occurrence of any Default or Event of Default and (ii) promptly after (but no later than five Business Days after) any Officer of the Company becomes aware of such Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.
          The Company shall deliver to the Trustee such other information or documents reasonably requested by the Trustee in connection with the compliance by the Trustee or the Company with the TIA.
          Section 4.04. Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that might affect the covenants or the performance of its obligations under this Indenture and the Notes; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Trustee pursuant to this Indenture, but will suffer and permit the execution of every such power as though no such law has been enacted.
          Section 4.05. Limitation on Restricted Payments.
          (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment, unless at the time of and immediately after giving effect to the proposed Restricted Payment (with the value of any such Restricted Payment, if other than cash, to be determined by the Board of Directors of the Company in good faith, whose determination shall be conclusive and evidenced by a board resolution), (i) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof, (ii) the Company could incur at least $1.00 of additional Indebtedness pursuant to the provisions of Section 4.07(a) and (iii) the aggregate amount of all Restricted Payments made after the Issue Date shall not exceed the sum of (without duplication) (a) an amount equal to the Company’s Cumulative Operating Cash Flow less 1.4 times the Company’s Cumulative Consolidated Interest Expense, plus (b) the aggregate amount of all net cash proceeds received after the Issue Date by the Company from (x) the issuance and sale (other than to a Subsidiary of the Company) of Capital Stock of the Company (other than Disqualified Stock) to the extent that such proceeds are not used to redeem, repurchase, retire or otherwise acquire Capital Stock or any Indebtedness of the

Company or any Subsidiary pursuant to clause (ii) of Section 4.05(b) or (y) Indebtedness of the Company issued since the Issue Date (other than to Subsidiaries) that have been converted into Capital Stock of the Company (other than Disqualified Stock), plus (c) to the extent that any Unrestricted Subsidiary is redesignated as a Restricted Subsidiary after the Issue Date, 100% of the fair market value of such Subsidiary as of the date of such redesignation, plus (d) the aggregate amount returned in cash with respect of Investments (other than Permitted Investments) made after the Issue Date whether through interest payments, principal payment, dividends or other distributions, plus (e) in the case of the disposition or repayment of any Investment for cash, which Investment constituted a Restricted Payment made after the Issue Date, an amount equal to the return of capital with respect to such Investment, reduced (but not below zero) by the excess, if any, of the cost of the disposition of such Investment over the gain, if any, realized by the Company or such Restricted Subsidiary in respect of such disposition.
          (b) The provisions of Section 4.05(a) will not prohibit, so long as there is no Default or Event of Default continuing, the following actions (collectively, “Permitted Payments”):
     (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such declaration date such payment would have been permitted under this Indenture;
     (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any Capital Stock or any Indebtedness of the Company in exchange for, or out of the proceeds of the sale (other than to a Subsidiary of the Company), within six months prior to the consummation of such redemption, repurchase, retirement, defeasance or other such acquisition of any Capital Stock or Indebtedness of the Company, of Capital Stock of the Company (other than any Disqualified Stock);
     (iii) the repurchase, redemption or other repayment of any Subordinated Debt of the Company or a Subsidiary Guarantor in exchange for, by conversion into or solely out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of Subordinated Debt of the Company or such Subsidiary Guarantor with a Weighted Average Life to Maturity equal to or greater than the then remaining Weighted Average Life to Maturity of the Subordinated Debt repurchased, redeemed or repaid;
     (iv) Restricted Investments received as consideration in connection with an Asset Sale made in compliance with this Indenture;
     (v) the making of a Restricted Investment out of the proceeds of the sale (other than to a Subsidiary of the Company) within one year prior to the making of such Restricted Investment of Capital Stock of the Company (other than any Disqualified Stock);
     (vi) the payment of any dividend or distribution by a Subsidiary that is a Qualified Joint Venture to the holders of its Capital Stock on a pro rata basis;
     (vii) the repurchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company to effect the repurchase, redemption, acquisition or retirement of Capital Stock that is held by any member or former member of the Company’s (or any Subsidiary’s) management, or by any of its respective directors, employees or consultants; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Capital Stock may not exceed the sum of $1.0 million in any calendar year (with unused amounts in any calendar year being available to be so utilized in succeeding calendar years);

     (viii) repurchases of Capital Stock of the Company deemed to occur upon the exercise of stock options;
     (ix) payments or distributions to dissenting stockholders pursuant to applicable law in connection with a consolidation, merger, or transfer of assets that complies with the provision of this Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Company;
     (x) Restricted Payments consisting of the redemption, repurchase or other repayment of a portion of the Company’s Series D perpetual preferred stock as set forth under the “Use of Proceeds” section in the Offering Memorandum in connection with the transactions contemplated thereby;
     (xi) Restricted Payments using the proceeds of Indebtedness incurred under clause (xvi) of the second paragraph under Section 4.07 used to fund the redemption, repurchase or other repayment of the Company’s Series D perpetual preferred stock outstanding on the Issue Date after giving effect to the transactions contemplated by the “Use of Proceeds” section in the Offering Memorandum; provided that immediately after giving pro forma effect to such Restricted Payment, the Debt to Operating Cash Flow Ratio of the Company and its Restricted Subsidiaries is not more than 7.5 to 1.0; and
     (xii) other Restricted Payments not to exceed $10.0 million in the aggregate.
          (c) In computing the amount of Restricted Payments for purposes of clause (iii) of Section 4.05(a), Restricted Payments made under clauses (i), (v), (vii), (ix) and (xi) of Section 4.05(b) shall be included and Restricted Payments made under clauses (ii), (iii), (iv), (vi), (viii), (x) and (xii) of the preceding paragraph shall not be included.
          Section 4.06. Corporate Existence. Subject to Section 4.14 and Article V, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of each of its Restricted Subsidiaries and the rights (charter and statutory) of the Company and each of its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, or the corporate, partnership or other existence of any Restricted Subsidiary, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole, or that the loss thereof is not adverse in any material respect to the Holders.
          Section 4.07. Limitation on Incurrence of Indebtedness.
          (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or directly or indirectly guarantee or in any other manner become directly or indirectly liable for (“incur”) any Indebtedness (including Acquired Debt) if, immediately after giving pro forma effect to such incurrence and application of the proceeds thereof, the Debt to Operating Cash Flow Ratio of the Company and its Restricted Subsidiaries is more than 7.0 to 1.0.

          (b) Section 4.07(a) will not apply to the incurrence of any of the following (collectively, “Permitted Indebtedness”):
     (i) Indebtedness of the Company incurred under Senior Credit Facilities in an aggregate principal amount at any time outstanding not to exceed the sum of (x) $516.0 million and (y) $75.0 million of extensions of credit under revolving facilities under the Senior Credit Facilities, less the aggregate amount of all Net Proceeds of Asset Sales applied by the Company or any of its Restricted Subsidiaries since the Issue Date to repay any term loans thereunder or to repay revolving loans thereunder and effect a corresponding commitment reduction thereunder pursuant to and in accordance with Section 4.14;
     (ii) Indebtedness of any Subsidiary Guarantor consisting of a guarantee of Indebtedness of the Company under the Senior Credit Facility;
     (iii) Indebtedness of the Company represented by the (a) Initial Notes and Exchange Notes issued therefor and (b) Indebtedness of any Subsidiary Guarantor represented by a Subsidiary Guarantee in respect therefor or in respect of Additional Notes incurred in accordance with this Indenture;
     (iv) Indebtedness owed by any Subsidiary Guarantor to the Company or to another Subsidiary Guarantor, or owed by the Company to any Subsidiary Guarantor; provided that any such Indebtedness shall be at all times held by a Person which is either the Company or a Subsidiary Guarantor; and provided, further, that an incurrence of additional Indebtedness which is not permitted under this Section 4.07(b)(iv) shall be deemed to have occurred upon either (a) the transfer or other disposition of any such Indebtedness to a Person other than the Company or another Subsidiary Guarantor or (b) the sale, lease, transfer or other disposition of shares of Capital Stock (including by consolidation or merger) of any such Subsidiary Guarantor to a Person other than the Company or another Subsidiary Guarantor, such that such Subsidiary Guarantor ceases to be a Subsidiary Guarantor;
     (v) Indebtedness of any Subsidiary Guarantor consisting of guarantees of any Indebtedness of the Company or another Subsidiary Guarantor which Indebtedness of the Company or another Subsidiary Guarantor has been incurred in accordance with the provisions of this Indenture;
     (vi) Indebtedness arising with respect to Interest Rate Agreement Obligations incurred for the purpose of hedging interest rate risk with respect to Indebtedness (and not for speculative purposes) that is permitted by the terms of this Indenture to be outstanding; provided, however, that the notional principal amount of such Interest Rate Agreement Obligation does not exceed the principal amount of the Indebtedness to which such Interest Rate Agreement Obligation relates;
     (vii) Permitted Purchase Money Indebtedness, Capital Lease Obligations and mortgage financings so long as the aggregate amount of all such Permitted Purchase Money Indebtedness, Capital Lease Obligations and mortgage financings does not exceed $15,000,000 at any one time outstanding;
     (viii) Acquisition Debt of the Company or a Restricted Subsidiary if (w) such Acquisition Debt is incurred within 270 days after the date on which the related definitive acquisition agreement or LMA, as the case may be, was entered into by the Company or such Restricted Subsidiary, (x) the aggregate principal amount of such Acquisition Debt is no greater than the aggregate principal amount of Acquisition Debt set forth in a notice from the Company to the Trustee (an “Incurrence Notice”) within ten days after the date on which the related definitive acquisition agreement or LMA, as the case may be, was entered into by the Company or such Restricted Subsidiary, which notice shall be executed on the Company’s behalf by the chief financial officer of the Company in such capacity and shall describe in reasonable detail the acquisition or LMA, as the case may be, which such Acquisition Debt will be incurred to finance, (y) after giving pro forma effect to the acquisition or LMA, as the case may be, described in such Incurrence Notice, the Company or such Restricted Subsidiary could have incurred such Acquisition Debt under this Indenture as of the date upon which the Company delivers such Incurrence Notice to the Trustee and (z) such Acquisition Debt is utilized solely to finance the acquisition or LMA, as the case may be, described in such Incurrence Notice (including to repay or refinance Indebtedness or other obligations incurred in connection with such acquisition or LMA, as the case may be, and to pay related fees and expenses);
     (ix) Refinancing Indebtedness in respect of Indebtedness permitted by the first paragraph of this covenant, clause (iii) above, clause (viii) above, this clause (ix) or clause (x) below;
     (x) Indebtedness of the Company or any Subsidiary Guarantor existing on the Issue Date;
     (xi) Indebtedness consisting of customary indemnification, adjustments of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition of any business or assets;
     (xii) Indebtedness incurred by the Company or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including without limitation to letters of credit in respect to workers’ compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;
     (xiii) Obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business;
     (xiv) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from customary cash management services or the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five Business Days;
     (xv) unsecured Indebtedness of the Company owing to any then existing or former director, officer or employee of the Company or any of its Restricted Subsidiaries or their respective assigns, estates, heirs or their current or former spouses for the repurchase, redemption or other acquisition or retirement for value of any Capital Stock held by them that would have otherwise been permitted pursuant to Section 4.05(b)(vii).

     (xvi) Indebtedness of the Company or any Subsidiary Guarantor incurred to finance the redemption, repurchase or other repayment of the Company’s Series D perpetual preferred stock outstanding on the Issue Date after giving effect to the transactions contemplated by the “Use of Proceeds” section in the Offering Memorandum, in an aggregate principal amount not to exceed an amount equal to 100% of the fair market value (measured on the basis of its then-current market price) of Capital Stock of the Company (other than Disqualified Stock) issued prior to or concurrently with the incurrence of such Indebtedness which was issued or the proceeds of which was used in connection with the redemption, repurchase or other repayment of Series D perpetual preferred stock outstanding on the Issue Date after giving effect to the transactions contemplated by the “Use of Proceeds” section in the Offering Memorandum; provided that immediately after giving pro forma effect to such incurrence and the application of the proceeds thereof, the Debt to Operating Cash Flow Ratio of the Company and its Restricted Subsidiaries is not more than 7.5 to 1.0; provided further that the proceeds of any such Capital Stock issuance shall not increase the amount available under Section 4.05(a)(iii); and
     (xvii) Indebtedness of the Company and its Restricted Subsidiaries in addition to that described in clauses (i) through (xvi) above, and any renewals, extensions, substitutions, refundings, refinancings or replacements of such Indebtedness, so long as the aggregate principal amount of all such Indebtedness incurred pursuant to this clause (xvi) does not exceed $15,000,000 at any one time outstanding.
          (c) For purposes of determining compliance with this covenant:
     (i) In the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness permitted pursuant to clauses (i) through (xvii) above, the Company shall, in its sole discretion, be permitted to classify such item of Indebtedness in any manner that complies with this covenant and may from time to time reclassify such items of Indebtedness in any manner that would comply with this covenant at the time of such reclassification;
     (ii) Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness;
     (iii) In the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in this covenant, the Company, in its sole discretion, shall classify such Indebtedness and only be required to include the amount of such Indebtedness in one of such clauses; and
     (iv) Accrual of interest (including interest paid-in-kind) and the accretion of accreted value will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.
          (d) Notwithstanding any other provision of this covenant: (i) the maximum amount of Indebtedness that the Company or any Restricted Subsidiary of the Company may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies; and (ii) Indebtedness incurred pursuant to the Senior Credit Facility prior to or on the date of this Indenture shall be treated as incurred pursuant to Section 4.07(a)(i).
          Section 4.08. Limitation on Transactions with Affiliates. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the Company or any beneficial owner of ten percent or more of any class of Capital Stock of the Company or any Restricted Subsidiary unless (i) such transaction or series of transactions is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than would reasonably be expected to be available in a comparable transaction in arm’s-length dealings with an unrelated third party, and (ii) (a) with respect to any transaction or series of transactions involving aggregate payments in excess of $5,000,000, the Company delivers an Officers Certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (i) above and such transaction or series of related transactions has been approved by a majority of the members of the Board of Directors (and approved by a majority of the Independent Directors or, in the event there is only one Independent Director, by such Independent Director), and (b) with respect to any transaction or series of transactions involving aggregate payments in excess of $10,000,000, the Company delivers to the Trustee an opinion to the effect that such transaction or series of transactions is fair to the Company or such Restricted Subsidiary from a financial point of view issued by an investment banking firm of national standing or nationally recognized accounting firm or appraisal firm. Notwithstanding the foregoing, this provision will not apply to (i) employment agreements or compensation or employee benefit arrangements or indemnification agreements or similar arrangements with any officer, director or employee of the Company entered into in the ordinary course of business (including customary benefits thereunder), (ii) any transaction entered into by or among the Company or any Restricted Subsidiary and one or more Restricted Subsidiaries, (iii) transactions pursuant to agreements existing on the Issue Date and (iv) Restricted Payments and Permitted Investments.
          Section 4.09. Limitation on Liens.
          (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to the Collateral except Permitted Collateral Liens.
          (b) Subject to paragraph (a) of this Section 4.09, the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, create, incur, assume or suffer to exist any Liens of any kind, other than Permitted Liens, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom other than the Collateral without securing the Notes and all other amounts due under this Indenture and the Security Documents (for so long as such Lien exists) equally and ratably with (or prior to) the obligation or liability secured by such Lien.
          Section 4.10. Taxes. The Company shall, and shall cause each of its Restricted Subsidiaries to, pay all taxes, assessments and governmental levies the failure of which to pay would reasonably be expected to result in a material adverse effect on the condition (financial or otherwise), business or results of operations of the Company and its Restricted Subsidiaries taken as a whole, except for those taxes contested in good faith by appropriate proceedings.
          Section 4.11. Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions to the Company or any other

Restricted Subsidiary of the Company on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any other Restricted Subsidiary of the Company, (ii) make loans or advances to the Company or any other Restricted Subsidiary of the Company, or (iii) transfer any of its properties or assets to the Company or any other Restricted Subsidiary of the Company (collectively, “Payment Restrictions”), except for such encumbrances or restrictions existing on the Issue Date or otherwise existing under or by reason of (a) the Senior Credit Facility as in effect on the Issue Date, and any amendments, restatements, renewals, replacements or refinancings thereof; provided that such amendments, restatements, renewals, replacements or refinancings are no more restrictive in the aggregate with respect to such dividend and other payment restrictions than those contained in the Senior Credit Facility immediately prior to any such amendment, restatement, renewal, replacement or refinancing, (b) applicable law, (c) any instrument governing Indebtedness or Capital Stock of an Acquired Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with such acquisition); provided that such restriction is not applicable to any Person, or the properties or assets of any Person, other than the Acquired Person, (d) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (e) purchase money Indebtedness for property acquired in the ordinary course of business that only impose restrictions on the property so acquired (and proceeds generated therefrom), (f) an agreement for the sale or disposition of the Capital Stock or assets of such Restricted Subsidiary; provided that such restriction is only applicable to such Restricted Subsidiary or assets, as applicable, and such sale or disposition otherwise is permitted under Section 4.14; and provided, further, that such restriction or encumbrance shall be effective only for a period from the execution and delivery of such agreement through a termination date not later than 365 days after such execution and delivery, and (g) Refinancing Indebtedness permitted under this Indenture; provided that the restrictions contained in the agreements governing such Refinancing Indebtedness are no more restrictive in the aggregate than those contained in the agreements governing the Indebtedness being refinanced immediately prior to such refinancing.
          Section 4.12. Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, the City of New York, an office or an agency (which may be an office of any Agent) where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of any change in the location of such office or agency. If at any time the Company shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.
          The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any matter relieve the Company of its obligations to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
          The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.
          Section 4.13. Change of Control.
          (a) In the event of a Change of Control, the Company will make an offer to purchase all of the then outstanding Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest to the date of purchase, in accordance with the terms set forth below (a “Change of Control Offer”).

          (b) Within 30 days after any Change of Control, the Company shall mail to each Holder of Notes at such Holder’s registered address a notice stating: (i) that a Change of Control has occurred and that such Holder has the right to require the Company to repurchase all or a portion (equal to $1,000 or an integral multiple thereof) of such Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest to the date of purchase (the “Change of Control Purchase Date”), which shall be a Business Day, specified in such notice, that is not earlier than 30 days or later than 60 days from the date such notice is mailed, (ii) the amount of accrued and unpaid interest as of the Change of Control Purchase Date, (iii) that any Note not tendered will continue to accrue interest, (iv) that, unless the Company defaults in the payment of the purchase price for the Notes payable pursuant to the Change of Control Offer, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on and after the Change of Control Purchase Date, (v) that Holders electing to tender any Note or portion thereof will be required to surrender their Note, with a form entitled “Option of Holder to Elect Purchase” completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Purchase Date; provided that Holders electing to tender only a portion of any Note must tender a principal amount of $1,000 or integral multiples thereof; (vi) that Holders will be entitled to withdraw their election to tender Notes if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased; and (vii) that Holders whose Notes are accepted for payment in part will be issued new Notes equal in principal amount to the unpurchased portion of Notes surrendered; provided that only Notes in a principal amount of $1,000 or integral multiples thereof will be accepted for payment in part.
          (c) On the Change of Control Purchase Date, the Company will (i) accept for payment all Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent the aggregate purchase price of all Notes or portions thereof accepted for payment and any accrued and unpaid interest on such Notes as of the Change of Control Purchase Date, and (iii) deliver or cause to be delivered to the Trustee for cancellation all Notes tendered pursuant to the Change of Control Offer. The Paying Agent shall promptly deliver to each Holder of Notes or portions thereof accepted for payment an amount equal to the purchase price for such Notes plus any accrued and unpaid interest thereon to the Change of Control Purchase Date, and the Trustee shall promptly authenticate and deliver to such Holder of Notes accepted for payment in part a new Note equal in principal amount to any unpurchased portion of the Notes, and any Note not accepted for payment in whole or in part for any reason consistent with this Indenture shall be promptly returned to the Holder of such Note. On and after a Change of Control Purchase Date, interest will cease to accrue on the Notes or portions thereof accepted for payment, unless the Company defaults in the payment of the purchase price therefor. The Company will announce the results of the Change of Control Offer to Holders of the Notes on or as soon as practicable after the Change of Control Purchase Date.
          (d) The Company will comply with the applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act, and all other applicable securities laws and regulations in connection with any Change of Control Offer.
          Section 4.14. Limitation on Asset Sales.
          (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Sale unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (determined by the

Board of Directors in good faith, which determination shall be evidenced by a board resolution) of the assets or other property sold or disposed of in the Asset Sale, (ii) at least 75% of such consideration is in the form of cash or Cash Equivalents or assets used or useful in the business of the Company and (iii) if such Asset Sale involves the disposition of Collateral, the Company or such Restricted Subsidiary has complied with the provisions of this Indenture and the Security Documents; provided that for purposes of this covenant “cash” shall include the amount of any liabilities (other than liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) of the Company or such Subsidiary (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto) that are assumed by the transferee of any such assets or other property in such Asset Sale (and excluding any liabilities that are incurred in connection with or in anticipation of such Asset Sale), but only to the extent that such assumption is effected on a basis under which there is no further recourse to the Company or any of its Subsidiaries with respect to such liabilities.
          Notwithstanding clause (ii) above, (a) all or a portion of the consideration for any such Asset Sale may consist of all or substantially all of the assets or a majority of the Voting Stock of an existing television business, franchise or station (whether existing as a separate entity, subsidiary, division, unit or otherwise) or any business directly related thereto and (b) the Company may, and may permit its Subsidiaries to, issue shares of Capital Stock in a Qualified Joint Venture to a Qualified Joint Venture Partner without regard to clause (ii) above; provided that, in the case of any of (a) or (b) of this sentence after giving effect to any such Asset Sale and related acquisition of assets or Voting Stock, (x) no Default or Event of Default shall have occurred or be continuing; and (y) the Net Proceeds of any such Asset Sale, if any, are applied in accordance with this Section 4.14.
          (b) Within 360 days after any Asset Sale (or such shorter period as the Company in its sole election may determine), the Company may elect to apply or cause to be applied the Net Proceeds from such Asset Sale to (i) repay First Priority Obligations, (ii) make an investment in, or acquire assets directly related to, the business of the Company and its Subsidiaries existing on the Issue Date; provided that if such Net Proceeds are received in respect of Collateral, such assets are pledged as Collateral under the Security Documents and/or (iii) to make capital expenditures in or that is used or useful in the business or to make capital expenditures for maintenance, repair or improvement of existing assets in accordance with the terms of this Indenture. Any Net Proceeds from an Asset Sale not applied or invested as provided in the first sentence of this paragraph within 360 days (or such shorter period as the Company in its sole election may determine) of such Asset Sale will be deemed to constitute “Excess Proceeds” on the 361st day after such Asset Sale.
          (c) As soon as practical, but in no event later than 20 Business Days after any date (an “Asset Sale Offer Trigger Date”) that the aggregate amount of Excess Proceeds exceeds $10,000,000, the Company shall commence an offer to purchase to all Holders of Notes (an “Asset Sale Offer”) at a price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase and (i) in the case of Net Proceeds from Collateral, to the holders of any other Permitted Additional Pari Passu Secured Obligations containing provisions similar to those set forth in this Indenture with respect to asset sales or (ii) in the case of any other Net Proceeds, to all holders of other Indebtedness ranking pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to asset sales, in each case, equal to the Excess Proceeds. If the aggregate principal amount of Notes and other Permitted Additional Pari Passu Secured Obligations (in the case of Net Proceeds from Collateral) or Notes and other pari passu debt (in the case of any other Net Proceeds) tendered into such Offer to Purchase exceeds the amount of Excess Proceeds, the Trustee will select the Notes and the Company or its agent shall select the other Permitted Additional Pari Passu Secured Obligations or pari passu debt, as the case may be, to be purchased on a pro rata basis. Upon completion of each Offer to

Purchase, the amount of Excess Proceeds will be reset at zero. To the extent that any Excess Proceeds remain after completion of an Asset Sale Offer, the Company may use the remaining amount for general corporate purposes and such amount shall no longer constitute “Excess Proceeds.”
          (d) In connection with an Asset Sale Offer, the Company shall mail to each holder of Notes at such holder’s registered address a notice stating: (i) that an Asset Sale Offer Trigger Date has occurred and that the Company is offering to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds (and identifying other Indebtedness, if any, that is entitled to participate pro rata in the Offer), at an offer price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase (the “Asset Sale Offer Purchase Date”), which shall be a Business Day, specified in such notice, that is not earlier than 30 days or later than 60 days from the date such notice is mailed, (ii) the amount of accrued and unpaid interest as of the Asset Sale Offer Purchase Date, (iii) that any Note not tendered will continue to accrue interest, (iv) that, unless the Company defaults in the payment of the purchase price for the Notes payable pursuant to the Asset Sale Offer, any Notes accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Offer Purchase Date, (v) that Holders electing to tender any Note or portion thereof will be required to surrender their Note, with a form entitled “Option of Holder to Elect Purchase” completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Asset Sale Offer Purchase Date; provided that Holders electing to tender only a portion of any Note must tender a principal amount of $1,000 or integral multiples thereof; (vi) that Holders will be entitled to withdraw their election to tender Notes if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Asset Sale Offer Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased; and (vii) that Holders whose Notes are accepted for payment in part will be issued new Notes equal in principal amount to the unpurchased portion of Notes surrendered; provided that only Notes in a principal amount of $1,000 or integral multiples thereof will be accepted for payment in part.
          (e) On the Asset Sale Offer Purchase Date, the Company will (i) accept for payment the maximum principal amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer that can be purchased out of Excess Proceeds from such Asset Sale, (ii) deposit with the Paying Agent the aggregate purchase price of all Notes or portions thereof accepted for payment and any accrued and unpaid interest on such Notes as of the Asset Sale Offer Purchase Date, and (iii) deliver or cause to be delivered to the Trustee all Notes tendered pursuant to the Asset Sale Offer. If less than all Notes tendered pursuant to the Asset Sale Offer are to be purchased by the Company, the Trustee, on behalf of the Company, shall select the outstanding Notes to be purchased by the Company in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed on such an exchange, the Trustee on behalf of the Company, shall select the outstanding Notes to be purchased, on a pro rata basis, by lot or by such method as the Trustee deems fair and appropriate; provided that Notes purchased in part shall only be purchased in integral multiples of $1,000. The Company shall notify the Trustee of its acceptance for payment of Notes selected for purchase. The Paying Agent shall promptly mail to each holder of Notes or portions thereof accepted for payment an amount equal to the purchase price for such Notes plus any accrued and unpaid interest thereon, and the Trustee shall promptly authenticate and mail to such Holder of Notes accepted for payment in part a new Note equal in principal amount to any unpurchased portion of the Notes, and any Note not accepted for payment in whole or in part shall be promptly returned to the Holder of such Note. On and after an Asset Sale Offer Purchase Date, interest will cease to accrue on the Notes or portions thereof accepted for payment, unless the Company defaults in the payment of the purchase price therefor. The Company will announce the results of the Asset Sale Offer to Holders on or as soon as practicable after the Asset Sale Offer Purchase Date.
          (f) The Company will comply with the applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act, and all other applicable securities laws and regulations in connection with any Asset Sale Offer. To the extent that the provisions of any applicable securities laws or regulations conflict with the Asset Sale Offer provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under the Asset Sale Offer provisions of this Indenture by virtue of such compliance.
          Section 4.15. [RESERVED]
          Section 4.16. [RESERVED]
          Section 4.17. Future Subsidiary Guarantors. The Company shall cause each Restricted Subsidiary of the Company (other than any Foreign Subsidiary) formed or acquired after the date of this Indenture that (i) has assets in excess of $1,000,000 or (ii) directly or indirectly assumes, becomes a borrower under, guarantees or in any other manner become liable with respect to any Indebtedness of the Company under the Senior Credit Facility to issue a Subsidiary Guarantee and execute and deliver an indenture supplemental to this Indenture substantially in the form of Exhibit D and thereby become a Subsidiary Guarantor which shall be bound by the guarantee of the Notes in the form set forth in this Indenture (without such Subsidiary Guarantor being required to execute and deliver the guarantee endorsed on the Notes). The Obligations under the Notes, the Subsidiary Guarantees and this Indenture and any Permitted Additional Pari Passu Secured Obligations of any Person that is or becomes a Subsidiary Guarantor after the Issue Date will be secured equally and ratably by a Second Priority Lien in the Collateral granted to the Collateral Agent for the benefit of the Holders of the Notes and the holders of Permitted Additional Pari Passu Secured Obligations. Such Subsidiary Guarantor will enter into a joinder agreement to the applicable Security Documents defining the terms of the security interests that secure payment and performance when due of the Notes and take all actions advisable in the opinion of the Company, as set forth in an Officers’ Certificate accompanied by an opinion of counsel to the Company to cause the Second Priority Liens created by the Collateral Agreement to be duly perfected to the extent required by such agreement in accordance with all applicable law, including the filing of financing statements in the jurisdictions of incorporation or formation of the Company and the Subsidiary Guarantors.
          Section 4.18. Maintenance of Properties. The Company will cause all properties used in the conduct of its business or the business of any Subsidiary of the Company to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company or any Subsidiary of the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, as determined by responsible Officers of the Company in good faith, desirable in the conduct of the business of the Company or of any of its Subsidiaries.
          Section 4.19. Maintenance of Insurance. The Company shall, and shall cause each of its Restricted Subsidiaries to, keep at all times all of their properties which are of an insurable nature insured against loss or damage with insurers believed by the Company to be responsible to the extent that property of similar character usually is so insured by corporations similarly situated and owning like properties in accordance with good business practice.

          Section 4.20. [RESERVED].
          Section 4.21. Events of Loss. In the event of an Event of Loss resulting in Net Loss Proceeds in excess of $5,000,000, the Company of the affected Restricted Subsidiary of the Company, as the case may be, may (and to the extent required pursuant to the terms of any lease encumbered by a mortgage shall) apply the Net Loss Proceeds from such Event of Loss to (i) repay First Priority Obligations and/or (ii) the rebuilding, repair, replacement or construction of improvements to the property affected by such Event of Loss (the “Subject Property”), with no concurrent obligation to offer to purchase any of the Notes; provided, however, that the Company delivers to the Trustee within 90 days of such Event of Loss an Officer’s Certificate certifying that the Company has applied (or will apply after receipt of any anticipated insurance or similar proceeds) the Net Loss Proceeds of other sources in accordance with this sentence.
          Any Net Loss Proceeds that are not reinvested or not permitted to be reinvested as provided in the first sentence of this covenant will be deemed “Excess Loss Proceeds.” When the aggregate amount of Excess Loss Proceeds exceeds $10,000,000, the Company will make an offer (an “Event of Loss Offer”) to all Holders and to the holders of any Permitted Additional Pari Passu Secured Obligations containing provisions similar to those set forth in this Indenture with respect to events of loss to purchase or repurchase the Notes and such other Permitted Additional Pari Passu Secured Obligations with the proceeds from the Event of Loss in an amount equal to the maximum principal amount of Notes and such other Permitted Additional Pari Passu Secured Obligations that may be purchased out of the Excess Loss Proceeds. The offer price in any Event of Loss Offer will be equal to 100% of the principal amount plus accrued and unpaid interest if any, to the date of purchase, and will be payable in cash. If any Excess Loss Proceeds remain after consummation of an Event of Loss Offer, the Company may use such Excess Loss Proceeds for any purpose not otherwise prohibited by this Indenture and the Security Documents and such remaining amount shall not be added to any subsequent Excess Loss Proceeds for any purpose under this Indenture; provided that any remaining Excess Loss Proceeds shall remain subject to the Lien of the Security Documents. If the aggregate principal amount of Notes and other Permitted Additional Pari Passu Secured Obligations tendered pursuant to an Event of Loss Offer exceeds the Excess Loss Proceeds, the Trustee will select the Notes and the Company or its agent shall select such other Permitted Additional Pari Passu Secured Obligations to be purchased on a pro rata basis based on the principal amount tendered.
          The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the offer to repurchase the Notes pursuant to an Event of Loss Offer. To the extent that the provisions of any applicable securities laws or regulations conflict with the Event of Loss provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under the Event of Loss provisions of this Indenture by virtue of such compliance.
          Section 4.22. Limitation on Creation of Unrestricted Subsidiaries. The Company may designate any Subsidiary to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, any other Restricted Subsidiary of the Company; provided that either:
     (x) the Subsidiary to be so designated has total assets of $1,000 or less; or

     (y) immediately after giving effect to such designation, the Company could incur at least $1.00 of additional Debt (other than Permitted Indebtedness) pursuant to the first paragraph of Section 4.07;
provided further that the Company could make a Restricted Payment or Permitted Investment in an amount equal to the fair market value as determined in good faith by the Board of Directors of such Subsidiary pursuant to Section 4.7 and such amount is thereafter treated as a Restricted Payment or Permitted Investment for the purpose of calculating the amount available in connection with Section 4.05.
          An Unrestricted Subsidiary may be designated as a Restricted Subsidiary if (i) all the Debt of such Unrestricted Subsidiary could be incurred pursuant to Section 4.07 and (ii) all the Liens on the property and assets of such Unrestricted Subsidiary could be incurred pursuant to Section 4.09.
          Section 4.23. Further Assurances. The Company will, and will cause each of its existing and future Restricted Subsidiaries to, at their expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments and do or cause to be done such further acts as may be necessary and proper to:
     (i) Effectuate the purposes of this Indenture and the Security Documents;
     (ii) evidence, perfect, maintain and enforce the validity, effectiveness and priority of any of the Second Priority Liens created, or intended to be created, by the Security Documents; and
     (iii) ensure the protection and enforcement of any of the rights granted or intended to be granted to the Trustee under any other instrument executed in connection therewith.
ARTICLE V
SUCCESSORS
          Section 5.01. Merger, Consolidation and Sale of Assets. The Company shall not consolidate or merge with or into (whether or not the Company is the Surviving Person), or, directly or indirectly through one or more Restricted Subsidiaries, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person or Persons unless (i) the Surviving Person is a corporation or limited liability company or limited partnership organized or existing under the laws of the United States, any state thereof or the District of Columbia; provided that at any time the Company or its successor is not a corporation, there shall be a co-issuer of the Notes that is a corporation (ii) the Surviving Person (if other than the Company) assumes all the obligations of the Company under this Indenture and the Notes pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction, no Default or Event of Default shall have occurred and be continuing; (iv) the Surviving Person causes such amendments, supplements or other instruments to be executed, delivered, filed and recorded, as applicable, in such jurisdictions as may be required by applicable law to preserve and protect the Lien of the Security Documents on the Collateral owned by or transferred to the Surviving Person; (v) the Collateral owned by or transferred to the Surviving Person shall (a) continue to constitute Collateral under this Indenture and the Security Documents, (b) be subject to the Lien in favor of the Collateral Agent for the benefit of the Trustee and the Holders of the Notes, and (c) not be subject to any Lien other than Permitted Collateral Liens; (vi) the property and assets of the Person which is merged or consolidated with or into the

Surviving Person, to the extent that they are property or assets of the types which would constitute Collateral under the Security Documents, shall be treated as after-acquired property and the Surviving Person shall take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent required in this Indenture; and (vii) at the time of such transaction and after giving pro forma effect thereto (other than a merger with a wholly-owned Subsidiary or for purposes of reincorporating into another state), the Surviving Person would (a) be permitted to incur at least $1.00 of additional Indebtedness pursuant to Section 4.07(a) or (b) have a lower Debt to Operating Cash Flow Ratio immediately after the transaction than the Company’s Debt to Operating Cash Flow Ratio immediately prior to the transaction.
          Section 5.02. Surviving Person Substituted. In the event of any transaction (other than a lease of all or substantially all assets) described in and complying with the conditions listed in Section 5.01 in which the Company is not the Surviving Person and the Surviving Person is to assume all the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture, such Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company, and the Company would be discharged from its obligations under this Indenture, the Notes, provided that solely for the purpose of calculating amounts described in clause (iii) of Section 4.05(a), any such Surviving Person shall only be deemed to have succeeded to and be substituted for the Company with respect to the period subsequent to the effective time of such transaction (and the Company (before giving effect to such transaction) shall be deemed to be the “Company” for such purposes for all prior periods).
ARTICLE VI
DEFAULTS AND REMEDIES
          Section 6.01. Events of Default.
          (a) Each of the following constitutes an “Event of Default”:
     (i) default for 30 days in the payment when due of interest on any Note;
     (ii) a default in the payment when due of principal on any Note, whether upon maturity, acceleration, optional or mandatory redemption, required repurchase or otherwise;
     (iii) failure to perform or comply with any covenant, agreement or warranty in this Indenture (other than the defaults specified in clauses (i) and (ii) above) which failure continues for 60 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the then outstanding Notes;
     (iv) the occurrence of one or more defaults under any agreements, indentures or instruments under which the Company or any Restricted Subsidiary of the Company then has outstanding Indebtedness in excess of $10,000,000 in the aggregate and, if not already matured at its final maturity in accordance with its terms, such Indebtedness shall have been accelerated;
     (v) except as permitted by this Indenture, any Subsidiary Guarantee shall for any reason cease to be, or be asserted in writing by any Subsidiary Guarantor or the Company not to be, in full force and effect, and enforceable in accordance with its terms;

     (vi) one or more judgments, orders or decrees for the payment of money in excess of $10,000,000, either individually or in the aggregate shall be entered against the Company or any Restricted Subsidiary of the Company or any of their respective properties and which judgments, orders or decrees are not paid, discharged, bonded or stayed for a period of 60 days after their entry;
     (vii) any holder or holders of at least $10,000,000 in aggregate principal amount of Indebtedness of the Company or any Restricted Subsidiary of the Company, after a default under such Indebtedness, (a) shall notify the Company or the Trustee of the intended sale or disposition of any assets of the Company or any Restricted Subsidiary of the Company with an aggregate fair market value (as determined in good faith by the Board of Directors, which determination shall be evidenced by a board resolution), individually or in the aggregate, of at least $10,000,000 that have been pledged to or for the benefit of such holder or holders to secure such Indebtedness or (b) shall commence proceedings, or take any action (including by way of set off), to retain in satisfaction of such Indebtedness or to collect on, seize, dispose of or apply in satisfaction of such Indebtedness, such assets of the Company or any Restricted Subsidiary of the Company (including funds on deposit or held pursuant to lock-box and other similar arrangements);
     (viii) there shall have been the entry by a court of competent jurisdiction of (a) a decree or order for relief in respect of the Company or any Restricted Subsidiary of the Company in an involuntary case or proceeding under any applicable Bankruptcy Law or (b) a decree or order adjudging the Company or any Restricted Subsidiary of the Company bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Restricted Subsidiary of the Company under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Restricted Subsidiary of the Company or of any substantial part of their respective properties, or ordering the winding up or liquidation of their affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 days;
     (ix) (a) the Company or any Restricted Subsidiary of the Company commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, (b) the Company or any Restricted Subsidiary of the Company consents to the entry of a decree or order for relief in respect of the Company or such Restricted Subsidiary of the Company in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (c) the Company or any Restricted Subsidiary of the Company files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, (d) the Company or any Restricted Subsidiary of the Company (x) consents to the filing of such petition or the appointment of or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or such Restricted Subsidiary of the Company or of any substantial part of their respective property, (y) makes an assignment for the benefit of creditors or (z) admits in writing its inability to pay its debts generally as they become due or (e) the Company or any Restricted Subsidiary of the Company takes any corporate action in furtherance of any such actions in this paragraph (ix); or
     (x) with respect to any Collateral having a fair market value in excess of $10,000,000, individually or in the aggregate, (a) any default or breach by the Company or any Subsidiary Guarantor in the performance of its obligations under the Security Documents or this

Indenture which adversely affects the condition or value of the collateral or the enforceability, validity, perfection or priority of the Second Priority Liens, taken as a whole in any material respect, and continuance of such default or breach for a period of 60 days after written notice thereof by the Trustee or the Holders of 25% in principal amount of the outstanding Notes, or (b) any security interest created under the Security Documents or under this Indenture is declared invalid or unenforceable by a court of competent jurisdiction or (y) the Company or any Subsidiary Guarantor asserts, in any pleading in any court of competent jurisdiction, that any security interest in any Collateral is invalid or unenforceable.
          (b) Any notice of default delivered to the Company by this Trustee or by Holders of Notes with a copy to the Trustee must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.”
          Section 6.02. Acceleration.
          (a) If any Event of Default (other than an Event of Default specified under Section 6.01(a)(viii) or (ix) with respect to the Company or any Restricted Subsidiary) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may, and the Trustee at the request of such Holders shall, declare all the Notes to be due and payable immediately. In the case of an Event of Default arising from the events specified in Sections 6.01(a)(viii) or (ix) with respect to the Company or any Restricted Subsidiary, the principal of, premium, if any, and any accrued and unpaid interest on all outstanding Notes shall ipso facto become immediately due and payable without further action or notice.
          (b) The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may rescind any declaration of acceleration of such Notes and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (other than the nonpayment of principal or premium, if any, or interest on, the Notes which shall have become due by such declaration) shall have been cured or waived.
          Section 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, or premium, if any, or interest on, the Notes or to enforce the performance of any provision of the Notes or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.
          Section 6.04. Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under this Indenture except (i) a continuing Default or Event of Default in the payment of the principal of, or premium, if any, or interest on, the Notes (which may only be waived with the consent of each Holder of Notes affected), or (ii) in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of each Holder of Notes affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefore shall deemed to have been cured for every purpose of this Indenture; provided that no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

          Section 6.05. Control by Majority of Holders. Subject to Section 7.01(e), the Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it by this Indenture. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders, or would involve the Trustee in personal liability.
          Section 6.06. Limitation of Suits by Holders. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, a Holder may pursue a remedy with respect to this Indenture or the Notes only if: (1) the Holder gives to the Trustee notice of a continuing Event of Default; (2) the Holders of at least 25% in principal amount of the then outstanding Notes make a request to the Trustee to pursue the remedy; (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense; (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and (5) during such 60-day period the Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request. A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder. Holders of the Notes may not enforce this Indenture, except as provided herein.
          Section 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, and premium, if any, and interest on, a Note, on or after a respective due date expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective date, shall not be impaired or affected without the consent of the Holder.
          Section 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a)(i) or (a)(ii) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for (i) the principal, premium, if any, and interest remaining unpaid on the Notes, (ii) interest on overdue principal and premium, if any, and, to the extent lawful, interest, and (iii) such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel (“Trustee Expenses”).
          Section 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable to have the claims of the Trustee (including any claim for Trustee Expenses and for amounts due under Section 7.07) and the Holders allowed in any Insolvency or Liquidation Proceeding relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute to Holders any money or other property payable or deliverable on any such claims and each Holder authorizes any Custodian in any such Insolvency or Liquidation Proceeding to make such payments to the Trustee, and if the Trustee shall consent to the making of such payments directly to the Holders any such Custodian is hereby authorized to make such payments directly to the Holders, and to pay to the Trustee any amount due to it hereunder for Trustee Expenses, and any other amounts due the Trustee under Section 7.07; provided, however, that the Trustee shall not be authorized to (i) consent to, accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or (ii) vote in respect of the claim of any Holder in any such Insolvency or Liquidation Proceeding. To the extent that the payment of any such Trustee Expenses, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all dis-

tributions, dividends, money, securities and other properties which the Holders may be entitled to receive in such proceeding, whether in liquidation or under any plan of reorganization or arrangement or otherwise.
          Section 6.10. Priorities. Subject to the terms of the Security Documents, any money collected by the Trustee (or received by the Trustee from the Collateral Agent under any Security Documents) pursuant to this Article VI, and any money or other property distributable in respect of the Company’s obligations under this Indenture after an Event of Default shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, if any, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
     First: to the Trustee (including any predecessor Trustee) and Collateral Agent, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all reasonable compensation, expense and liabilities incurred, and all advances made, by the Trustee or Collateral Agent and the costs and expenses of collection;
     Second: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and
     Third: to the Company or to such party as a court of competent jurisdiction shall direct.
     The Trustee may fix a record date and payment date for any payment to Holders.
          Section 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.
ARTICLE VII
TRUSTEE
     Section 7.01. Duties of Trustee.
          (a) If an Event of Default occurs (and has not been cured) the Trustee shall (i) exercise the rights and powers vested in it by this Indenture, and (ii) use the same degree of care and skill in exercising such rights and powers as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.
          (b) Except during the continuance of an Event of Default: (i) the Trustee’s duties shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether they conform to this Indenture’s requirements.
          (c) The Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except, that: (i) this Section 7.01(c) does not limit the effect of Section 7.01(b); (ii) the Trustee shall not be liable for any error of judgment made in good faith, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction it receives pursuant to Section 6.05 hereof or otherwise in accordance with the direction of the Holders of a majority in principal amount of outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee or the Collateral Agent, under this Indenture or the Security Documents.
          (d) Every provision of this Indenture that in any way relates to the Trustee shall be subject to paragraphs (a), (b), and (c) of this Section.
          (e) No provision of this Indenture or the Security Documents shall require the Trustee or the Collateral Agent to expend or risk its own funds or incur any liability. The Trustee and the Collateral Agent shall be under no obligation to exercise any of their rights and powers under this Indenture or the Security Documents at the request of any Holders, unless such Holder shall have offered to the Trustee and/or the Collateral Agent, as applicable, security and indemnity satisfactory to it against any loss, liability or expense which might be incurred by it in compliance with such request or direction.
          (f) The Trustee shall not be liable for interest on any money received by it except as it may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
          Section 7.02. Rights of Trustee.
          (a) The Trustee may rely on any document it believes to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such document.
          (b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel, or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel and advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it under this Indenture in good faith and in reliance on such advice or opinion.
          (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.
          (d) The Trustee shall not be liable for any action it takes or omits in good faith that it believes to be authorized or within its rights or powers.

          (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.
          (f) The Trustee shall not be deemed to have notice of any Default or Event of Default (except any Event of Default occuring pursuant to Sections 4.01, 6.01(a)(i) and 6.01(a)(ii)) unless a Trust Officer of the Trustee has actual knowledge thereof or unless a written notice of such event is sent to the the Trustee in accordance with Section 12.02, and such notice references the Notes and this Indenture.
          (g) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.
          Section 7.03. Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee. However, if the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee, or resign. Each Agent shall have the same rights as the Trustee under this Section 7.03.
          Section 7.04. Trustee’s Disclaimer. Neither the Trustee nor the Collateral Agent shall be responsible for or make any representation as to the validity or adequacy of this Indenture or the Notes, or the existence, genuineness, value or protection of any Collateral (except for the safe custody of Collateral in its possession actually received by it in accordance with the terms hereof) for the legality, effectiveness or sufficiency of any Security Document, or for the creation, perfection, priority, sufficiency or protection of any Second Priority Lien, and neither shall be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, neither shall be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes, any statement or recital in any document in connection with the sale of the Notes or pursuant to this Indenture other than the Trustee’s certificate of authentication on the Notes.
          Section 7.05. Notice to Holders of Defaults and Events of Default. If a Default or Event of Default occurs and is continuing and if a Trust Officer has notice of such Default or Event of Default as described in Section 7.02(f), the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after it occurs; provided, however, that in any event the Trustee shall not be required to mail such notice prior to 10 days after a Trust Officer receiving such notice of Default or Event of Default as described in Section 7.02(f). Except in the case of a Default or Event of Default in payment on any Note (including any failure to redeem Notes called for redemption or any failure to purchase Notes tendered pursuant to an Offer that are required to be purchased by the terms of this Indenture), the Trustee may withhold the notice if and so long as it determines in good faith that withholding such notice is in the Holders’ interests.
          Section 7.06. Reports by Trustee to Holders. On or before June 15 (commencing on June 15, 2011) in each year following the date hereof, so long as any Notes are outstanding hereunder, the Trustee shall mail to Holders a brief report dated as of such reporting date that complies with Section 313(a) of the TIA (but if no event described in Section 313(a) of the TIA has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with Section 313(b)(2) of the TIA. The Trustee shall also transmit by mail all reports as required by Section 313(c) of the TIA.
          A copy of each report at the time of its mailing to Holders shall be filed with the Commission and each stock exchange, if any, on which the Notes are listed. The Company shall notify the Trustee when the Notes are listed on any stock exchange.
          Section 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time reasonable compensation for its services hereunder, as mutually agreed upon by the Company and the Trustee. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. As mutually agreed upon by the Company and the Trustee, the Company shall reimburse the Trustee upon request for all reasonable disbursements, advances and expenses it incurs or makes in addition to the compensation for its services. As mutually agreed upon by the Company and the Trustee, such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.
          The Company and the Guarantors, jointly and severally, shall indemnify the Trustee and the Collateral Agent (which for purposes of this Section 7.07 shall include its officers, directors, stockholders, employees and agents) against any and all claims, damage, losses, liabilities or expenses incurred by them arising out of or in connection with the acceptance or administration of their duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending themselves against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of their powers or duties hereunder except to the extent any such loss, claim, damage, liability or expense may be attributable to their negligence or willful misconduct. The Trustee (or the Collateral Agent, as the case may be) shall notify the Company promptly of any claim for which a Trust Officer has received notice and for which it may seek indemnity. Failure by the Trustee (or the Collateral Agent, as the case may be) to so notify the Company shall not relieve the Company of its obligations hereunder, unless the Company is unduly prejudiced by the failure to provide such notice. The Company shall defend the claim and the Trustee (or the Collateral Agent, as the case may be) shall cooperate in the defense. The Trustee (or the Collateral Agent, as the case may be) may have separate counsel and the Company shall pay the reasonable fees and expenses of one such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.
          The Company’s obligations under this Section 7.07 shall survive the satisfaction and discharge of this Indenture and resignation or removal of the Trustee. The Company need not reimburse any expense or indemnify against any loss or liability the Trustee incurs as a result of its gross negligence or willful misconduct.
          To secure the Company’s and the Subsidiary Guarantors’ obligations under this Section 7.07, the Trustee and the Collateral Agent shall have a Lien prior to the Notes on all money or property held or collected by the Trustee or the Collateral Agent, except that held in trust to pay principal or interest, if any, on particular Notes. Such Lien shall survive the satisfaction and discharge or termination for any reason of this Indenture and the resignation or removal of the Trustee or the Collateral Agent. Such Lien shall constitute a Permitted Lien under this Indenture.
          When the Trustee or the Collateral Agent incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(viii) or (ix) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute administrative expenses under any Bankruptcy Law without any need to demonstrate substantial contribution under Bankruptcy Law.
          Section 7.08. Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.
          The Trustee may resign and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if: (1) the Trustee fails to comply with Section 7.10; (ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law; (iii) a Custodian or public officer takes charge of the Trustee or its property; or (iv) the Trustee becomes incapable of performing the services of the Trustee hereunder.
          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee; provided that the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace any successor Trustee appointed by Company.
          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.
          If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its appointment to Holders. The retiring Trustee shall promptly transfer all property it holds as Trustee to the successor Trustee; provided that all sums owing to the retiring Trustee hereunder have been paid. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the retiring Trustee’s benefit with respect to expenses and liabilities relating to the retiring Trustee’s activities prior to being replaced.
          Section 7.09. Successor Trustee by Merger, Etc. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to another corporation, the successor corporation without any further act shall be the successor Trustee.
          Section 7.10. Eligibility; Disqualification. The Trustee shall at all times (i) be a corporation organized and doing business under the laws of the United States of America, of any state thereof, or the District of Columbia authorized under such laws to exercise corporate trust powers, (ii) be subject to supervision or examination by federal or state authority, (iii) have a combined capital and surplus of at least $100 million as set forth in its most recently published annual report of condition, and (iv) satisfy the requirements of Sections 310(a)(1),(2) and (5) of the TIA. The Trustee is subject to Section 310(b) of the TIA.
          Section 7.11. Preferential Collection of Claims Against Company. The Trustee is subject to Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated therein.
          Section 7.12. Limitation of Liability. In no event shall the Trustee, in its capacity as such or as Collateral Agent, Paying Agent or Registrar or in any other capacity hereunder, be liable under or in connection with this Indenture for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if the Trustee has been advised of the possibility thereof and regardless of the form of action in which such damages are sought. The provisions of this Section 7.12 shall survive satisfaction and discharge or the termination for any reason of this Indenture and the resignation or removal of the Trustee.
          Section 7.13. Collateral Agent. The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Collateral Agent as if the Collateral Agent were named as the Trustee herein and the Security Documents were named as this Indenture herein.
ARTICLE VIII
DISCHARGE OF INDENTURE
          Section 8.01. Discharge of Liability on Notes; Defeasance.
          (a) Subject to Sections 8.01(c) and 8.06, this Indenture shall cease to be of any further effect as to all outstanding Notes and Subsidiary Guarantees after (i) either (a) all Notes heretofore authenticated and delivered (other than Notes replaced pursuant to Section 2.07) have been delivered to the Trustee for cancellation or (b) all Notes not previously delivered for cancellation have become (x) due and payable or (y) will become due and payable at their Stated Maturity within one year or (z) are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee, for the giving of notice of redemption by the Trustee in the name, and at the expense of, the Company; and the Company or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust an amount in United States dollars or direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case, maturing prior to the date the Notes will have become due and payable, the Stated Maturity of the Notes or the relevant redemption date of the Notes, as the case may be, sufficient to pay and discharge the entire indebtedness on such Notes not previously delivered to the Trustee for cancellation, including principal of, premium, if any, and accrued interest at maturity, Stated Maturity or redemption, (ii) the Company or any Subsidiary Guarantor has paid or caused to be paid all other sums payable under this Indenture by the Company or any Subsidiary Guarantor and (iii) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with and that such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company or any other Restricted Subsidiary of the Company is a party or by which the Company or any other Restricted Subsidiary of the Company is bound.
          (b) Subject to Sections 8.01(c), 8.02, and 8.06, the Company at any time may terminate (i) all its obligations under this Indenture and the Notes (including the Subsidiary Guarantees) (“Legal Defeasance Option”), or (ii) its obligations under Sections 4.02, 4.03, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18 and 4.19 and Article V (“Covenant Defeasance Option”). The Company may exercise its Legal Defeasance Option notwithstanding its prior exercise of its Covenant Defeasance Option.
          If the Company exercises its Legal Defeasance Option, the Events of Default shall be deemed eliminated and payment of the Notes may not be accelerated because of an Event of Default. If the Company exercises its Covenant Defeasance Option, payment of the Notes may not be accelerated because of an Event of Default specified in Sections 6.01(a)(iv), (v), (vi) and (x). If the Company exercises either its Legal Defeasance Option or its Covenant Defeasance Option or upon satisfaction and discharge of this Indenture, the Subsidiary Guarantees of the Subsidiary Guarantors will be automatically and unconditionally released.
          Upon satisfaction of the conditions set forth in Section 8.02 and upon the Company’s request (and at the Company’s expense), the Trustee shall acknowledge in writing the discharge of those obligations that the Company has terminated.
          (c) Notwithstanding Sections 8.01(a) and (b), the Company’s obligations under Sections 2.03, 2.04, 2.05, 2.06, 2.07, 4.01, 4.04, 4.12, 7.07, 7.08, 8.04, 8.05, and 8.06, and the obligations of the Trustee and the Paying Agent under Section 8.04 shall survive until the Notes have been paid in full. Thereafter, the Company’s obligations under Sections 7.07 and 8.05 and the obligations of the Company, Trustee and Paying Agent under Section 8.04 shall survive.
          Section 8.02. Conditions to Defeasance. In order to exercise either its Legal Defeasance Option and give effect thereto (“Legal Defeasance”) or its Covenant Defeasance Option and give effect thereto (“Covenant Defeasance”), (i) the Company shall irrevocably deposit with the Trustee, as trust funds in trust, for the benefit of the Holders, cash in United States dollars, U.S. Government Obligations, or a combination thereof, maturing as to principal and interest in such amounts as will be sufficient, without consideration of any reinvestment of such interest, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm, to pay and discharge the principal of, premium, if any, and interest on the outstanding Notes on the Stated Maturity of such principal or installment of principal or interest; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit; (v) such Legal Defeasance or

Covenant Defeasance shall not result in a breach or violation of, or constitute a Default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound; (vi) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that (A) the trust funds will not be subject to any rights of holders of other Indebtedness of the Company or any Subsidiary Guarantor, including, without limitation, those arising under this Indenture, after the 91st day following the deposit and (B) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (vii) the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Notes over the other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; (viii) no event or condition shall exist that would prevent the Company from making payments of the principal of, premium, if any, and interest on the Notes on the date of such deposit; and (ix) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.
          Section 8.03. Application of Trust Money. The Trustee or Paying Agent shall hold in trust money and/or U.S. Government Obligations deposited with it pursuant to this Article VIII. The Trustee or Paying Agent shall apply the deposited money and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of, and premium, if any, and interest on, the Notes.
          Section 8.04. Repayment to Company. After the Notes have been paid in full, the Trustee and the Paying Agent shall promptly turn over to the Company any excess money or securities held by them upon the written direction of the Company.
          Any money deposited with the Trustee or a Paying Agent pursuant to this Article VIII for the payment of the principal of, premium, if any, or interest on, any Note that remains unclaimed for two years after becoming due and payable shall be paid to the Company on its request; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such money shall cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.
          Section 8.05. Indemnity for U.S. Government Obligations. The Company shall pay and shall indemnify the Trustee and any Paying Agent against any tax, fee or other charge imposed on or assessed against cash and/or U.S. Government Obligations deposited with it pursuant to this Article VIII or the principal and interest received on such cash and/or U.S. Government Obligations.
          Section 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that if the Company has made any pay ment of principal of, or premium, if any, or interest on, any Notes because of the reinstatement of its obligations under this Indenture and the Notes, the Company shall be subrogated to the Holders’ rights to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.
ARTICLE IX
AMENDMENTS
          Section 9.01. Amendments and Supplements Permitted Without Consent of Holders.
          (a) Notwithstanding Section 9.02, the Company, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder to: (i) cure any ambiguity, defect or inconsistency; (ii) provide for uncertificated Notes in addition to or in place of certificated Notes; (iii) provide for the assumption of the Company’s obligations to the Holders in the event of any transaction involving the Company that is permitted under Article V in which the Company is not the Surviving Person; (iv) make any change that would provide any additional rights or benefits to Holders or does not adversely affect the legal rights of any Holder; (v) comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA; (vi) add additional Subsidiary Guarantors pursuant to Section 4.17 (which does not require existing Subsidiary Guarantors to execute such supplemental indenture); (vii) secure additional Permitted Additional Pari Passu Secured Obligations pursuant to this Indenture by Liens ranking pari passu with the Liens securing the Notes and the Subsidiary Guarantees; (viii) to amend any Security Document to eliminate any assets purported to be secured thereby which are not actually owned by the Company or the Subsidiary Guarantors and were not owned by the Company or the Guarantors at the time such Security Document was entered into; (ix) to release a Guarantor from its Guarantee when permitted by this Indenture or the Intercreditor Agreement; or (x) conform this Indenture, the Security Documents or the Notes to provisions of the “Description of Notes” in the Offering Memorandum to the extent such provision was intended to be a verbatim recitation thereof.
          (b) Upon the Company’s request, after receipt by the Trustee of a resolution of the Board of Directors authorizing the execution of any amended or supplemental indenture, the Trustee shall join with the Company and the Subsidiary Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any future appropriate agreements and stipulations that may be contained in any such amended or supplemental indenture, but the Trustee shall not be obligated to enter into an amended or supplemental indenture that affects its own rights, duties, or immunities under this Indenture or otherwise.
          Section 9.02. Amendments and Supplements Requiring Consent of Holders.
          (a) Except as otherwise provided in Sections 6.04, 9.01(a) and 9.02(c), this Indenture and the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes), and any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes may be waived with the consent of Holders of at least a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes).

          (b) Upon the Company’s request and after receipt by the Trustee of a resolution of the Board of Directors authorizing the execution of any supplemental indenture, evidence of the Holders’ consent, and the documents described in Section 9.06, the Trustee shall join with the Company and the Subsidiary Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee’s own rights, duties, or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but not be obligated to, enter into such amended or supplemental indenture.
          (c) No such modification or amendment may, without the consent of the Holder of each outstanding Note affected thereby, (with respect to any Notes held by a nonconsenting holder): (i) change the Stated Maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency or the manner in which the principal of any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the redemption date); (ii) extend the time for payment of interest on the Notes; (iii) alter the redemption provisions in the Notes or this Indenture in a manner adverse to any Holder of the Notes; (iv) reduce the percentage in principal amount of outstanding Notes, the consent of whose holders is required for any amended or supplemental indenture or the consent of whose holders is required for any waiver of compliance with any provision of this Indenture or any Default hereunder and the consequences provided for hereunder; (v) modify any of the provisions of this Indenture relating to any amended or supplemental indentures requiring the consent of Holders or relating to the waiver of past defaults or relating to the waiver of any covenant, except to increase the percentage of outstanding Notes required for such actions or to provide that any other provision of this Indenture cannot be modified or waived without the consent of the Holder of each Note affected thereby; and (vi) modify the ranking or priority of the Notes or any Subsidiary Guarantee; or (vii) release any Subsidiary Guarantor from any of its obligations under its Subsidiary Guarantee other than in accordance with the terms of this Indenture. Furthermore, any amendment to, or waiver of, the provisions of this Indenture or any Security Document that has the effect of releasing all or substantially all of the Collateral from the Liens securing the Notes other than in accordance with this Indenture and the Security Documents or modify the Intercreditor Agreement in any manner adverse in any material respect to the Holders of the Notes will require the consent of the holders of at lease 66 2/3% in aggregate principal amount of the Notes and Permitted Additional Pari Passu Secured Obligations then outstanding, voting as one class.
          (d) It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to each Holder affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.
          Section 9.03. Compliance with TIA. Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended supplemental indenture that complies with the TIA as then in effect.

          Section 9.04. Revocation and Effect of Consents.
          (a) Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same Indebtedness as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his or her Note or portion of a Note if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers’ Certificate certifying that the Holders of the requisite principal amount of Notes have consented to the amendment or waiver.
          (b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Notes entitled to consent to any amendment or waiver. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were Holders of Notes at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders of Notes after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of Notes required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.
          (c) After an amendment or waiver becomes effective it shall bind every Holder, unless it is of the type described in Section 9.02(c), in which case the amendment or waiver shall only bind each Holder that consented to it and every subsequent Holder of a Note that evidences the same debt as the consenting Holder’s Note.
          Section 9.05. Notation on or Exchange of Notes. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.
          Section 9.06. Trustee Protected. The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing such amendment or supplemental indenture, the Trustee shall be entitled to receive and, subject to Section 7.01, shall be fully protected in relying upon, an Officers’ Certificate and Opinion of Counsel pursuant to Sections 12.04 and 12.05 as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms.
ARTICLE X
SECURITY
          Section 10.01. Security Documents; Additional Collateral.
          (a) Security Documents. In order to secure the due and punctual payment of the Second Lien Obligations, the Company, the Guarantors, the Collateral Agent and the other parties thereto have simultaneously with the execution of this Indenture entered into or, in accordance with the provisions of Section 4.17, Section 4.23 and this Article X will enter into the Security Documents.
          (b) Post-Closing Collateral. The Company and the Guarantors will take the actions required by Section 4.15 (Post-Closing Collateral Matters) of the Security Agreement.
          Section 10.02. Recording, Registration and Opinions.
          (a) To the extent applicable, the Company will comply with the provisions of TIA §314(b), relating to reports, and, following qualification of this Indenture under the TIA (if required), §314(d). Any certificate or opinion required by TIA §314(d) may be made by an Officer of the Company except in cases where TIA §314(d) requires that such certificate or opinion be made by an independent engineer, appraiser or other expert, who shall be reasonably satisfactory to the Trustee. Following the qualification of this Indenture pursuant to the TIA, to the extent the Company is required to furnish to the Trustee an Opinion of Counsel pursuant to TIA §314(b)(2) (as determined by the Company), the Company will furnish such opinion prior to each December 1. For the avoidance of doubt, if this Indenture is not qualified under the TIA, the Company shall not be required to comply with §314(d) of the TIA.
          (b) Any release of Collateral permitted or required by Section 10.03 hereof or the Security Documents will be deemed not to impair the Liens under this Indenture and the Security Documents in contravention thereof and any Person that is required to deliver a certificate or opinion pursuant to Section 314(d) of the TIA or otherwise under this Indenture or the Security Documents, shall be entitled to rely upon the foregoing as a basis for delivery of such certificate or opinion. The Trustee may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and opinion.
          Section 10.03. Releases of Collateral.
          The Liens securing the Notes and the Guarantees will, automatically and without the need for any further action by any Person be released:
          (a) in whole or in part, with the consent of the requisite holders in accordance with Article IX, including consents obtained in connection with a tender offer or exchange offer for, or purchase of, Notes:
          (b) in whole, upon:
     (i) Discharge of this Indenture under Section 8.01 hereof; or
     (ii) a legal defeasance or covenant defeasance of this Indenture under Article VIII hereof;
     (iii) upon payment in full of principal, interest and all other Obligations on the Notes issued under this Indenture;
     (c) in part, as to any asset constituting Collateral:
     (i) that is sold or otherwise disposed of by the Company or any of the Guarantors (other than any such sale to the Company or a Guarantor) in a transaction permitted under Section

4.14 and the Security Documents (to the extent of the interest sold or disposed of) or otherwise permitted by this Indenture and the Security Documents, if all other Liens on that asset securing the First Priority Obligations and any Permitted Additional Pari Passu Obligations then secured by that asset (including all commitments thereunder) are released;
          (ii) that is cash withdrawn from deposit accounts for any purpose not prohibited under this Indenture or the Security Documents;
          (iii) that is a Capital Stock of a Subsidiary of the Company to the extent necessary for such Subsidiary not to be subject to any requirement pursuant to Rule 3-16 or Rule 3-10 of Regulation S-X under the Exchange Act, due to the fact that such Subsidiary’s Capital Stock secures the Notes or Guarantees, to file separate financial statements with the Commission (or any other governmental agency);
          (iv) that is used to make a Restricted Payment or Permitted Investment permitted by this Indenture;
          (v) that becomes an Excluded Property;
          (vi) upon any release, sale or disposition of Collateral permitted pursuant to the terms of the First Priority Documents that results in the release of the First Priority Lien on any Collateral (including without limitation any sale or other disposition pursuant to any enforcement action); provided, however, that (i) if the First Priority Lien on any Collateral is released in connection with the First Priority Obligations Payment Date (as defined in the Intercreditor Agreement) (without a contemporaneous incurrence of new or replacement First Priority Obligations pursuant to a replacement First Priority Agreement permitted under the Intercreditor Agreement), the Liens securing the Notes will not be required to be released (except to the extent the Collateral or any portion thereof was disposed of or otherwise transferred or used in order to repay the First Priority Obligations secured by such Collateral); or
          (vii) that is otherwise released in accordance with, and as expressly provided for in accordance with, this Indenture, the Security Documents and the Intercreditor Agreement.
          Section 10.04. Form and Sufficiency of Release. In the event that either the Company or any Guarantor has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral that, under the terms of this Indenture may be sold, exchanged or otherwise disposed of by the Company or any Guarantor, and the Company or such Guarantor requests the Trustee to furnish a written disclaimer, release or quitclaim of any interest in such property under this Indenture, the applicable Guarantee and the Security Documents, upon receipt of an Officers’ Certificate and Opinion of Counsel to the effect that such release complies with Section 10.03 and specifying the provision in Section 10.03 pursuant to which such release is being made (upon which the Trustee may exclusively and conclusively rely), the Trustee shall execute, acknowledge and deliver to the Company or such Guarantor (or instruct the Collateral Agent to do the same) such an instrument in the form provided by the Company, and providing for release without recourse and shall take such other action as the Company or such Guarantor may reasonably request and as necessary to effect such release. Before executing, acknowledging or delivering any such instrument, the Trustee shall be furnished with an Officers’ Certificate and an Opinion of Counsel (on which the Trustee shall be entitled to conclusively and exclusively rely) each stating that such release is authorized and permitted by the terms hereof and the Security Documents and that all conditions precedent with respect to such release have been complied with.

          Section 10.05. Possession and Use of Collateral. Subject to the provisions of the Security Documents, the Company and the Guarantors shall have the right to remain in possession and retain exclusive control of and to exercise all rights with respect to the Collateral (other than monies or U.S. government obligations deposited pursuant to Article VIII, and other than as set forth in the Security Documents and this Indenture), to operate, manage, develop, lease, use, consume and enjoy the Collateral (other than monies and U.S. government obligations deposited pursuant to Article VIII and other than as set forth in the Security Documents and this Indenture), to alter or repair any Collateral so long as such alterations and repairs do not impair the Lien of the Security Documents thereon, and to collect, receive, use, invest and dispose of the reversions, remainders, interest, rents, lease payments, issues, profits, revenues, proceeds and other income thereof.
          Section 10.06. Purchaser Protected. No purchaser or grantee of any property or rights purporting to be released shall be bound to ascertain the authority of the Trustee to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority so long as the conditions set forth in Section 10.4 have been satisfied.
          Section 10.07. Authorization of Actions to Be Taken by the Collateral Agent Under the Security Documents. In acting hereunder and under the Security Documents, the Holders, the Company and the Guarantors agree that the Collateral Agent shall be entitled to the rights, privileges, protections, immunities, indemnities and benefits provided to the Trustee hereunder as if such were provided to the Collateral Agent. Furthermore, each holder of a Note, by accepting such Note, appoints U.S. Bank National Association as its collateral agent, and consents to the terms of and authorizes and directs the Trustee (in each of its capacities) and the Collateral Agent to enter into and perform the Security Documents in each of its capacities thereunder.
          Section 10.08. Authorization of Receipt of Funds by the Trustee Under the Security Agreement. Subject to the terms of the Intercreditor Agreement, the Trustee is authorized to receive any funds for the benefit of Holders distributed under the Security Documents to the Trustee and to apply such funds as provided in this Indenture and the Security Documents.
          Section 10.09. Powers Exercisable by Receiver or Collateral Agent. In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article X upon the Company or any Guarantor, as applicable, with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or any Guarantor, as applicable, or of any officer or officers thereof required by the provisions of this Article.
          Section 10.10. Appointment and Authorization of U.S. Bank National Association as Collateral Agent.
          (a) U.S. Bank National Association is hereby designated and appointed as the Collateral Agent of the Holders under the Security Documents, and is authorized as the Collateral Agent for such Holders to execute and enter into each of the Security Documents and all other instruments relating to the Security Documents and (i) to take action and exercise such powers as are expressly required or permitted hereunder and under the Security Documents and all instruments relating hereto and thereto and (ii) to exercise such powers and perform such duties as are in each case, expressly delegated to the Collateral Agent by the terms hereof and thereof together with such other powers as are reasonably incidental hereto and thereto.

          (b) Notwithstanding any provision to the contrary elsewhere in this Indenture or the Security Documents, the Collateral Agent shall not have any duties or responsibilities except those expressly set forth herein or therein or any fiduciary relationship with any Holder, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture or any Security Document or otherwise exist against the Collateral Agent.
          (c) The Collateral Agent may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder or under the Security Documents in good faith and in accordance with the advice or opinion of such counsel.
          (d) If the Company (i) incurs any First Priority Obligations at any time when no intercreditor agreement is in effect or at any time when Indebtedness constituting First Priority Obligations entitled to the benefit of an existing Intercreditor Agreement is concurrently retired, and (ii) delivers to the Collateral Agent an Officers’ Certificate so stating and requesting the Collateral Agent to enter into an intercreditor agreement (on substantially the same terms as the Intercreditor Agreement) in favor of a designated agent or representative for the holders of the First Priority Obligations so incurred, the Collateral Agent shall (and is hereby authorized and directed to) enter into such intercreditor agreement (at the sole expense and cost of the Company, including legal fees and expenses of the Collateral Agent), bind the Holders on the terms set forth therein and perform and observe its obligations thereunder.
ARTICLE XI
SUBSIDIARY GUARANTEES
          Section 11.01. Subsidiary Guarantees.
          (a) Each Subsidiary Guarantor hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee that: (i) the principal of, premium, if any, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, to the extent lawful, and all other Obligations of the Company to the Holders or the Trustee under this Indenture and the Notes will be promptly paid in full, all in accordance with the terms of this Indenture and the Notes; and (ii) in case of any extension of time of payment of any Notes or any of such other Obligations, that the Notes will be promptly paid in full when due in accordance with the terms of such extension or renewal, whether at Stated Maturity, by acceleration or otherwise. In the event that the Company fails to pay any amount guaranteed by the Subsidiary Guarantors for any reason whatsoever, the Subsidiary Guarantors will be jointly and severally obligated to pay such amount immediately. The Subsidiary Guarantors hereby further agree that their Obligations under this Indenture and the Notes shall be unconditional, regardless of the validity, regularity or enforceability of this Indenture or the Notes, the absence of any action to enforce this Indenture or the Notes, any waiver or consent by any Holder with respect to any provisions of this Indenture or the Notes, any modification or amendment of, or supplement to, this Indenture or the Notes, the recovery of any judgment against the Company or any action to enforce any such judgment, or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Subsidiary Guarantee of the Company’s Obligations under this Indenture and the Notes will not be discharged except by complete performance by the Company or another

Guarantor of such Obligations. If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Subsidiary Guarantor or a Custodian of the Company or a Subsidiary Guarantor any amount paid by the Company or any Subsidiary Guarantor to the Trustee or such Holder, the Subsidiary Guarantee of the Company’s Obligations under this Indenture and the Notes by each Subsidiary Guarantor shall, to the extent previously discharged as a result of any such payment, be immediately reinstated and be in full force and effect. Each Subsidiary Guarantor hereby acknowledges and agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Company’s Obligations under this Indenture and the Notes may be accelerated as provided in Article VI for purposes of the Subsidiary Guarantees notwithstanding any stay, injunction or other prohibition preventing such acceleration, and (y) in the event of any declaration of acceleration of the Company’s Obligations under this Indenture and the Notes as provided in Article VI, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of the Subsidiary Guarantees.
          (b) Each Subsidiary Guarantor hereby waives all rights of subrogation, contribution, reimbursement and indemnity, and all other rights, that such Subsidiary Guarantor would have against the Company at any time as a result of any payment in respect of its Subsidiary Guarantee (whether contractual, under Section 509 of the Bankruptcy Code, or otherwise).
          (c) Each Subsidiary Guarantor that makes or is required to make any payment in respect of its Subsidiary Guarantee shall be entitled to seek contribution from the other Subsidiary Guarantors to the extent permitted by applicable law; provided that each Subsidiary Guarantor agrees that any such claim for contribution that such Subsidiary Guarantor may have against any other Subsidiary Guarantor shall be subrogated to the prior payment in full in cash of all Obligations owed to Holders under or in respect of the Notes.
          (d) Upon the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of a Subsidiary Guarantor (or substantially all of its assets) to a Person which is not the Company or a Subsidiary of the Company, which is otherwise in compliance with this Indenture, such Subsidiary Guarantor shall be deemed released from all its obligations under its Subsidiary Guarantee; provided that any such termination shall occur only to the extent that all obligations of such Subsidiary Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, other Indebtedness of the Company shall also terminate upon such release, sale or transfer.
          (e) Each Subsidiary Guarantor may consolidate with or merge into or sell its assets to the Company or another Subsidiary Guarantor without limitation. A Subsidiary Guarantor may consolidate with or merge into or sell its assets to a corporation other than the Company or another Subsidiary Guarantor (whether or not affiliated with such Subsidiary Guarantor, but subject to the provisions described in Section 11.01(d)), provided that (a) if the Surviving Person is not the Subsidiary Guarantor, the Surviving Person agrees to assume such Subsidiary Guarantor’s obligations under its Subsidiary Guarantee and all its obligations under this Indenture and (b) such transaction does not (i) violate any covenants set forth in this Indenture or (ii) result in a Default or Event of Default under this Indenture immediately thereafter that is continuing.
          (f) The Subsidiary Guarantee of each Subsidiary Guarantor will be automatically and unconditionally released in connection with a Legal Defeasance or Covenant Defeasance of this Indenture or upon satisfaction and discharge of this Indenture.

          Section 11.02. Trustee to Include Paying Agents. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company, the term “Trustee” as used in this Article XI shall (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this Article XI in place of the Trustee.
          Section 11.03. Limits on Subsidiary Guarantees. Each Subsidiary Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the guarantee by each Subsidiary Guarantor pursuant to its Subsidiary Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and each Subsidiary Guarantor hereby irrevocably agree that the obligations of each Subsidiary Guarantor under the Subsidiary Guarantees shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of each Subsidiary Guarantor, result in the obligations of each Subsidiary Guarantor under the Subsidiary Guarantees not constituting such fraudulent transfer or conveyance.
          Section 11.04. Execution of Subsidiary Guarantee. To evidence its Subsidiary Guarantee set forth in this Article XI, each Subsidiary Guarantor hereby agrees to execute the Subsidiary Guarantee substantially in the form of Exhibit C, which shall be endorsed on each Note ordered to be authenticated and delivered by the Trustee. Each Subsidiary Guarantor hereby agrees that its Subsidiary Guarantee set forth in this Article XI shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee. Each such Subsidiary Guarantee shall be signed on behalf of each Subsidiary Guarantor by an Officer (who shall have been duly authorized by all requisite corporate actions), and the delivery of such Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such Subsidiary Guarantee on behalf of such Subsidiary Guarantor. Such signatures upon the Subsidiary Guarantee may be by manual or facsimile signature of such Officer and may be imprinted or otherwise reproduced on the Subsidiary Guarantee, and in case any such Officer who shall have signed the Subsidiary Guarantee shall cease to be such Officer before the Note on which such Subsidiary Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Note nevertheless may be authenticated and delivered or disposed of as though the person who signed the Subsidiary Guarantee had not ceased to be such Officer of the Subsidiary Guarantor.
          Section 11.05. Stay, Extension and Usury Laws. Each Subsidiary Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that would prohibit or forgive each Subsidiary Guarantor from performing its Subsidiary Guarantee as contemplated herein or which might affect the covenants or the performance of this Indenture and Notes; and each such Subsidiary Guarantor (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Trustee pursuant to this Indenture, but will suffer and permit the execution of every such power as though no such law has been enacted.

ARTICLE XII
MISCELLANEOUS
          Section 12.01. Trust Indenture Act Controls. If any provisions of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of Section 318(c) of the TIA, the imposed duties shall control.
          Section 12.02. Notices. Any notice or communication by the Company, any Subsidiary Guarantor or the Trustee to the other is duly given if in writing and delivered in person, mailed by registered or certified mail, postage prepaid, return receipt requested or delivered by telecopier or overnight air courier guaranteeing next day delivery to the other’s address:
          If to the Company or to any Subsidiary Guarantor:
Gray Television, Inc.
4370 Peachtree Road, N.E.
Atlanta, Georgia 30319
Attention: Chief Executive Officer
Facsimile: (404) 266-8190
          With a copy to:
Jones Day
1420 Peachtree St., N.E. Suite 800
Atlanta, Georgia 30309-3053
Attention: Mark L. Hanson, Esq. and J. Eric Maki, Esq.
Facsimile: (404) 581-8330
          If to the Trustee:
U.S. Bank Corporate Trust Services
Two Midtown Plaza
1349 W. Peachtree Street, Suite 1050
Atlanta, Georgia 30309
Attention: Jack Ellerin
Facsimile: (404) 898-2467
          With a copy to:
Cahill Gordon & Reindel llp
80 Pine Street
New York, New York 10005
Attention: James J. Clark, Esq. and Michael J. Ohler, Esq.
Facsimile: (212) 269-5420
          The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

          All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; the date receipt is acknowledged, if mailed by registered or certified mail; when answered back, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.
          Any notice or communication to a Holder shall be mailed by first-class mail to his or her address shown on the register maintained by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it. If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.
          Section 12.03. Communication by Holders with Other Holders. Holders may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under this Indenture, the Security Documents or the Notes. The Company, the Subsidiary Guarantors, the Trustee, the Registrar and any other Person shall have the protection of Section 312(c) of the TIA.
          Section 12.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee: (a) an Officers’ Certificate (which shall include the statements set forth in Section 12.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and (b) an Opinion of Counsel (which shall include the statements set forth in Section 12.05) stating that, in the opinion of such counsel, all such conditions precedent provided for in this Indenture relating to the proposed action have been complied with.
          Section 12.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 314(a)(4) of the TIA) shall include: (1) a statement that the Person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether, in such Person’s opinion, such condition or covenant has been complied with.
          Section 12.06. Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
          Section 12.07. Legal Holidays. If a payment date is a Legal Holiday, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.
          Section 12.08. No Personal Liability of Directors, Officers, Employees and Stockholders. No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or the Subsidiary Guarantors under this Indenture, the Notes, the Subsidiary Guarantees and the Security Documents, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by ac-

cepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.
          Section 12.09. Counterparts. This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
          Section 12.10. Initial Appointments, Compliance Certificates. The Company initially appoints the Trustee as Paying Agent, Registrar and authenticating agent. The first compliance certificate to be delivered by the Company to the Trustee pursuant to Section 4.03 shall be for the fiscal year ending on December 31, 2010.
          Section 12.11. GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE AND THE NOTES, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.
          Section 12.12. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries, and no other indenture, loan or debt agreement may be used to interpret this Indenture.
          Section 12.13. Successors. All agreements of the Company in this Indenture and the Notes shall bind any successor of the Company. All agreements of each of the Subsidiary Guarantors in this Indenture shall bind any of their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.
          Section 12.14. Severability. If any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
          Section 12.15. Intercreditor Agreement. The Trustee, the Collateral Agent and the Holders are bound by the terms of the Intercreditor Agreement and the other Security Documents.
          Section 12.16. Table of Contents, Headings, Etc.The Table of Contents, Cross-Reference Table, and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture, and shall in no way modify or restrict any of the terms or provisions of this Indenture.

THE COMPANY: GRAY TELEVISION, INC.
By:	/s/ James C. Ryan
	Name:	James C. Ryan
	Title:	Senior Vice President & CFO

THE SUBSIDIARY GUARANTORS: WVLT-TV, INC.
By:	/s/ James C. Ryan
	Name:	James C. Ryan
	Title:	Vice President and Chief Financial Officer

GRAY TELEVISION GROUP, INC.
By:	/s/ James C. Ryan
	Name:	James C. Ryan
	Title:	Senior Vice President, Assistant Secretary and Treasurer

GRAY TELEVISION LICENSEE, LLC
By:	/s/ James C. Ryan
	Name:	James C. Ryan
	Title:	Treasurer

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:	/s/ Jack Ellerin
	Name:	Jack Ellerin
	Title:	Vice President

Schedule 1
SUBSIDIARY GUARANTORS

Company	State of Incorporation
Gray Television Group, Inc.	Delaware
Gray Television Licensee, LLC	Nevada
WVLT-TV, Inc.	Georgia

APPENDIX A
Provisions Relating to Initial Notes,
Additional Notes and Exchange Notes
          1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Indenture of which this Appendix A is a part.
          2. The Securities.
          2.1 Form and Dating. The Initial Notes issued on the date hereof will be (i) offered and sold by the Company pursuant to the Purchase Agreement and (ii) resold, initially only to (A) QIBs in reliance on Regulation D, (B) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S and (C) IAIs in reliance on Rule 501. Such Initial Notes may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and, except as set forth below, IAIs in accordance with Rule 501.
          (a) Global Notes. Rule 144A Notes shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form (collectively, the “Rule 144A Global Note”), Regulation S Notes shall be issued initially in the form of one or more global Notes (collectively, the “Regulation S Global Note”) and IAI Notes shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form (collectively, the “IAI Global Note”), in each case, without interest coupons and bearing the Global Notes Legend and Restricted Notes Legend, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Notes Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in this Indenture. Beneficial ownership interests in the Regulation S Global Note shall not be exchangeable for interests in the Rule 144A Global Note, the IAI Global Note or any other Note without a Restricted Notes Legend until the expiration of the Restricted Period. The Rule 144A Global Note, the IAI Global Note and the Regulation S Global Note are each referred to herein as a “Global Note” and are collectively referred to herein as “Global Notes.” The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.
          (b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Note deposited with or on behalf of the Depositary. The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b) and pursuant to an order of the Company, authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary and (b) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as Notes Custodian.
          Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as Notes Custodian or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

          (c) Definitive Notes. Except as provided in Sections 2.3 and 2.4, owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of certificated Notes.
          2.2 Authentication. The Trustee shall authenticate and make available for delivery upon a written order of the Company signed by two Officers (1) the (A) Initial Notes for original issue on the Issue Date in an aggregate principal amount of $365,000,000 and (B) Additional Notes for original issue on a date subsequent to the Issue Date and (2) the Exchange Notes for issue only in a Registered Exchange Offer pursuant to a Registration Rights Agreement and for a like principal amount of Initial Notes or Additional Notes, as the case may be, exchanged pursuant thereto. Such order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and whether the Notes are to be Initial Notes, Additional Notes or Exchange Notes.
          2.3 Transfer and Exchange.
          (a) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Registrar with a request:
     (x) to register the transfer of such Definitive Notes; or
     (y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:
     (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and
     (ii) are accompanied by the following additional information and documents, as applicable:
     (A) if such Definitive Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse side of the Initial Note); or
     (B) if such Definitive Notes are being transferred to the Company, a certification to that effect (in the form set forth on the reverse side of the Initial Note); or
     (C) if such Definitive Notes are being transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or in reliance upon another exemption from the registration requirements of the Securities Act, (i) a certification to that effect (in the form set forth on the reverse side of the Initial Note) and (ii) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i).

          (b) Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, together with:
     (i) certification (in the form set forth on the reverse side of the Initial Note) that such Definitive Note is being transferred (A) to a QIB in accordance with Rule 144A, (B) to an IAI that has furnished to the Trustee a signed letter substantially in the form of Exhibit E or (C) outside the United States in an offshore transaction within the meaning of Regulation S and in compliance with Rule 904 under the Securities Act; and
     (ii) written instructions directing the Trustee to make, or to direct the Notes Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Note and cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Notes Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Note so canceled. If no Global Notes are then outstanding and the Global Note has not been previously exchanged for certificated securities pursuant to Section 2.4, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers’ Certificate, a new Global Note in the appropriate principal amount.
          (c) Transfer and Exchange of Global Notes.
          (i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Note shall deliver a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Note or another Global Note and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred. Transfers by an owner of a beneficial interest in the Rule 144A Global Note or the IAI Global Note to a transferee who takes delivery of such interest through the Regulation S Global Note, whether before or after the expiration of the Restricted Period, shall be made only upon receipt by the Trustee of a certification from the transferor to the effect that such transfer is being made in accordance with Regulation S or (if available) Rule 144 under the Securities Act and that, if such transfer is being made prior to the expiration of the Restricted Period, the interest transferred shall be held immediately thereafter through Euroclear or Clearstream. In the case of a transfer of a beneficial interest in either the Regulation S Global Note or the Rule 144A Global Note for an interest in the IAI Global Note, the transferee must furnish a signed letter substantially in the form of Exhibit E to the Trustee.

          (ii) If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.
          (iii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.
          (iv) In the event that a Global Note is exchanged for Definitive Notes pursuant to Section 2.4 prior to the consummation of the Registered Exchange Offer or the effectiveness of the Shelf Registration Statement with respect to such Notes, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Notes intended to ensure that such transfers comply with Rule 144A, Regulation S or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.
          (d) Restrictions on Transfer of Regulation S Global Note.
          (i) Prior to the expiration of the Restricted Period, interests in the Regulation S Global Note may only be held through Euroclear or Clearstream. During the Restricted Period, beneficial ownership interests in the Regulation S Global Note may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures and only (A) to the Company, (B) so long as such security is eligible for resale pursuant to Rule 144A, to a person whom the selling holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (C) in an offshore transaction in accordance with Regulation S, (D) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act, (E) to an IAI purchasing for its own account, or for the account of such an IAI, in a minimum principal amount of Securities of $500,000 or (F) pursuant to an effective registration statement under the Securities Act, in each case, in accordance with any applicable securities laws of any state of the United States. Prior to the expiration of the Restricted Period, transfers by an owner of a beneficial interest in the Regulation S Global Note to a transferee who takes delivery of such interest through the Rule 144A Global Note or the IAI Global Note shall be made only in accordance with Applicable Procedures and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse of the Initial Note to the effect that such transfer is being made to (i) a person whom the transferor reasonably believes is a QIB within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A or (ii) an IAI purchasing for its own account, or for the account of such an IAI, in a minimum principal amount of the Notes of $500,000. Such written certification shall no longer be required after the expiration of the Restricted Period. In the case of a transfer of a beneficial interest in the Regulation S Global Note for an interest in the IAI Global Note, the transferee must furnish a signed letter substantially in the form of Exhibit E to the Trustee.

          (ii) Upon the expiration of the Restricted Period, beneficial ownership interests in the Regulation S Global Note shall be transferable in accordance with applicable law and the other terms of this Indenture.
          (e) Legend.
          (i) Except as permitted by the following paragraphs (ii), (iii) or (iv), each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):
THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.
          (ii) Upon any sale or transfer of a Transfer Restricted Note that is a Definitive Note, the Registrar shall permit the Holder hereto to exchange such Transfer Restricted Note for a Definitive Note that does not bear the legends set forth above and rescind any restriction on the transfer of such

Transfer Restricted Note if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Note).
          (iii) After a transfer of any Initial Notes or Additional Notes during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Notes or Additional Notes, as the case may be, all requirements pertaining to the Restricted Notes Legend on such Initial Notes or Additional Notes shall cease to apply and the requirements that any such Initial Notes or Additional Notes be issued in global form shall continue to apply.
          (iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Notes (or Additional Notes) pursuant to which Holders of such Notes are offered Exchange Notes in exchange for their Notes, all requirements pertaining to such Initial Notes (or Additional Notes) that such Notes be issued in global form shall continue to apply, and Exchange Notes in global form without the Restricted Notes Legend shall be available to Holders that exchange such Initial Notes (or such Additional Notes) in such Registered Exchange Offer.
          (v) Upon a sale or transfer after the expiration of the Restricted Period of any Initial Note (or Additional Note) acquired pursuant to Regulation S, all requirements that such Initial Note (or such Additional Note) bear the Restricted Notes Legend shall cease to apply and the requirements requiring any such Initial Note (or such Additional Note) be issued in global form shall continue to apply.
          (f) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred, redeemed, repurchased or canceled, such Global Note shall be returned by the Depositary to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.
          (g) Obligations with Respect to Transfers and Exchanges of Notes.
          (i) the Company shall execute and the Trustee shall authenticate, Definitive Notes and Global Notes at the Registrar’s request.
          (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.06, 4.06, 4.08 and 9.05 of this Indenture).
          (iii) Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

          (iv) The Company shall not be required to make and the Registrar need not register transfers or exchanges of Notes selected for redemption (except, in the case of Notes to be redeemed in part, the portion thereof not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed.
          (v) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Note surrendered upon such transfer or exchange.
          (h) No Obligation of the Trustee.
          (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.
          (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
          2.4 Definitive Notes.
          (a) A Global Note deposited with the Depositary or with the Trustee as Notes Custodian pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.3 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Note or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act, and a successor depositary is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Notes under this Indenture.
          (b) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in denominations of $2,000 of principal amount and any integral multiple thereof and registered in such names as the Depositary shall direct. Any certificated Initial Note or Additional Note not originally issued and sold pursuant to an effective registration statement under the Securities Act in the form of a Definitive Note delivered in exchange for an interest in the Global Note shall, except as otherwise provided by Section 2.3(e), bear the Restricted Notes Legend.
          (c) Subject to the provisions of Section 2.4(b), the registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.
          (d) In the event of the occurrence of any of the events specified in Section 2.4(a)(i), (ii) or (iii), the Company will promptly make available to the Trustee a reasonable supply of Definitive Notes in fully registered form without interest coupons.

EXHIBIT A
[FORM OF FACE OF INITIAL NOTE]
[Global Notes Legend]
          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
          TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.
[Restricted Notes Legend]
     THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDIC-

TION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.
[Legend for Restricted Definitive Notes]
“IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

No. N-	$
10.5% Senior Secured Second Lien Note due 2015
CUSIP No. 1
          Gray Television, Inc., a Georgia corporation, promises to pay to Cede & Co., or registered assigns, the principal sum listed on the Schedule of Increases or Decreases in Global Note attached hereto on June 29, 2015.
          Interest Payment Dates: May 1 and November 1.
          Record Dates: April 15 and October 15.
          Additional provisions of this Note are set forth on the other side of this Note.
          IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.
Dated:

GRAY TELEVISION, INC.
By:
Name:
Title:

[1]	144A: 389375 AD8; Reg. S: U42511 AB8

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
          This is one of the 10.5% Senior Secured Second Lien Notes due 2015 referred to in the Indenture.
Dated:

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:
Authorized Signatory

[FORM OF REVERSE SIDE OF INITIAL NOTE]
10.5% Senior Secured Second Lien Notes due 2015
          1. Interest
          (a) Gray Television, Inc., a Georgia corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company shall pay interest semiannually on May 1 and November 1 of each year (or if any such day is not a Business Day on the next succeeding Business Day) commencing on November 1, 2010. Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid or duly provided for, from April 29, 2010, until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay cash interest on overdue principal at the rate borne by the Notes plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.
          (b) Liquidated Damages Under Registration Rights Agreement. The holder of the Notes issued on the Issue Date is entitled to the benefits of a Registration Rights Agreement, dated as of April 29, 2010, among the Company, the Subsidiary Guarantors named therein and the Initial Purchasers named therein, and Holders of Additional Notes, if any, may be entitled to rights under a Registration Rights Agreement, if any (the “Registration Rights Agreement”).2
          2. Method of Payment
          The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders at the close of business on the April 15 and October 15 next preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal, premium, liquidated damages and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium, liquidated damages and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Note (including principal, premium and interest), by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

[2]	To be included only on the Notes and any Additional Notes that bear the Restricted Notes Legend.

          3. Paying Agent and Registrar
          The Company initially appoints U.S. BANK NATIONAL ASSOCIATION, a national association under the laws of the United States (the “Trustee”), as Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes. If the Company fails to appoint or maintain a Registrar and/or Paying Agent, the Trustee shall act as such.
          4. Indenture
          The Company issued the Notes under an Indenture, dated as of April 29, 2010, (the “Indenture”), among the Company, the subsidiaries of the Company, as guarantors (the “Subsidiary Guarantors”), and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “TIA”). Capitalized terms used herein and not defined herein have the meanings assigned thereto in the Indenture. The Notes are subject to all terms and provisions of the Indenture, and Holders are referred to the Indenture and the TIA for a statement of such terms and provisions. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
          The Notes are senior secured second lien obligations of the Company. This Note is one of the Initial Notes or Additional Notes referred to in the Indenture. The Notes include the Initial Notes, Additional Notes and any Exchange Notes issued in exchange for Initial Notes or Additional Notes. The Initial Notes, Additional Notes, Exchange Notes are treated as a single class of notes under the Indenture. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by Subsidiaries, enter into or permit certain transactions with Affiliates and Asset Sales. The Indenture also imposes limitations on the ability of the Company to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of the property of the Company.
          To guarantee the due and punctual payment of the principal and interest on the Notes and all other amounts payable by the Company under the Indenture and the Notes when and as the same shall be due and payable, whether, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Subsidiary Guarantors jointly and severally, unconditionally guarantee the Obligations of the Company under the Indenture and the Notes on a senior secured second lien basis pursuant to the terms of the Indenture.
          5. Optional Redemption
          Except as described below in this Section 5, the Notes are not redeemable at the Company’s option prior to November 1, 2012. On and after such date, the Notes will be subject to redemption at the option of the Company, in whole or in part, at the redemption prices (expressed as percentages of the principal amount of the Notes) set forth below, plus accrued and unpaid interest to the date fixed for redemption, if redeemed during the period beginning the date indicated below.

Year	Percentage
November 1, 2012	107.875%
May 1, 2013	105.250%
May 1, 2014 and thereafter	100.000%

          Notwithstanding the foregoing, at any time prior to November 1, 2012, the Company may, at its option, use the net proceeds of one or more Public Equity Offerings to redeem up to 35% of the aggregate principal amount of the Notes originally issued at a redemption price equal to 110.5% of the principal amount thereof, together with accrued and unpaid interest to the date fixed for redemption; provided, however, that at least 65% of the aggregate principal amount of the Notes remains outstanding immediately after any such redemption.
          At any time prior to November 1, 2012, the Notes may be redeemed as a whole but not in part at the option of the Company, upon not less than 30 or more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address, at a redemption price equal to 100% of the principal amount thereof plus the Make Whole Premium as of, and accrued but unpaid interest, if any, to, the redemption date, subject to the right of holders on the relevant record date to receive interest due on the relevant interest payment date.
          “Make Whole Premium” means with respect to a Note at any redemption date, the greater of (i) 1.0% of the principal amount of such Note or (ii) the excess of (A) the present value of (1) the redemption price of such Note at November 1, 2012 (such redemption price being set forth in the table above) plus (2) all required interest payments due on such Note through November 1, 2012, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the then outstanding principal amount of such Note.
          “Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H. 15(519) which has become publicly available at least two Business Days prior to the redemption date or, if such Statistical Release is no longer published, any publicly available source or similar market data) most nearly equal to the period from the redemption date to November 1, 2012; provided, however, that if the period from the redemption date to November 1, 2012 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to November 1, 2012 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.
          6. Sinking Fund
          The Notes are not subject to any sinking fund.
          7. Notice of Redemption
          Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Notes that are to be redeemed at his or her registered address. Notes in denominations larger than $1,000 of principal amount may be redeemed in part but only in whole multiples of $1,000 of principal amount. If money sufficient to pay the redemption price of and accrued and unpaid interest and liquidated damages, if any, on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

          8. Repurchase of Notes at the Option of Holders upon Change of Control
          Upon a Change of Control, each Holder will have the right, subject to certain conditions specified in the Indenture, to require the Company to repurchase all or any part of such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount on the Change of Control Purchase Date, plus accrued and unpaid interest, if any, to the Change of Control Purchase Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), as provided in, and subject to the terms of, the Indenture.
          9. Denominations; Transfer; Exchange
          The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or to transfer or exchange any Notes for a period of 15 days prior to a selection of Notes to be redeemed.
          10. Persons Deemed Owners
          The registered Holder of this Note may be treated as the owner of it for all purposes.
          11. Unclaimed Money
          If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.
          12. Discharge and Defeasance
          Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.
          13. Amendment, Waiver
          Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes) and (ii) any existing Default or Event of Default or noncompliance with any provision of the Indenture or the Notes may be waived with the consent of Holders of at least a majority in principal amount of the outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes). Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture or the Notes (i) cure any ambiguity, defect or inconsistency; (ii) provide for uncertificated Notes in addition to or in place of certificated Notes; (iii) provide for the assumption of the Company’s obligations to the Holders in the event of any Disposition involving the Company that is permitted under Article V of the Indenture in which the Company is not the Surviving Person; (iv) make any change that would provide any additional rights or benefits to Holders or does not adversely affect the legal rights of any Holder; (v) comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA; (vi) add additional Subsidiary Guarantors pursuant to Section 4.17 of the Indenture (which amendment does not require existing Subsidiary Guarantors to execute such amendment); (vii) provide for the issuance of Exchange Notes, subject to the provisions of the Indenture; (viii) provide for the issuance of Additional Notes as permitted by Section 2.16 of the Indenture; (ix) secure additional Permitted Additional Pari Passu Secured Obligations pursuant to the Indenture by Liens ranking pari passu with the Liens securing the Notes and the Subsidiary Guarantees; (x) to amend any Security Document to eliminate any assets purported to be secured thereby which are not actually owned by the Company or the Subsidiary Guarantors and were not owned by the Company or the Guarantors at the time such Security Document was entered into; (xi) to release a Guarantor from its Guarantee when permitted by this Indenture or the Intercreditor Agreement; or (xii) conform this Indenture, the Security Documents or the Notes to provisions of the “Description of Notes” in the Offering Memorandum to the extent such provision was intended to be a verbatim recitation thereof.
          14. Defaults and Remedies
          If any Event of Default (other than an Event of Default specified under Section 6.01(a)(viii) or (ix) of the Indenture with respect to the Company or any Subsidiary Guarantor) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may, and the Trustee at the request of such Holders shall, declare all the Notes to be due and payable immediately. In the case of any Event of Default arising from the events specified in Section 6.01(a)(viii) or (ix) of the Indenture with respect to the Company or any Subsidiary Guarantor occurs, the principal of, premium, if any, and accrued and unpaid interest on all outstanding Notes shall ipso facto become immediately due and payable without further action or Notice. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.
          If an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holders unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless (1) the Holder gives to the Trustee notice of a continuing Event of Default; (2) the Holders of at least 25% in principal amount of the then outstanding Notes make a request to the Trustee to pursue the remedy; (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense; (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and (5) during such 60-day period the Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request. Subject to certain restrictions, the Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it by the Indenture. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders, or would involve the Trustee in personal liability.

          15. Trustee Dealings with the Company
          Subject to certain limitations imposed by the TIA, the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee. However, if the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee, or resign.
          16. No Recourse Against Others
          No director, officer, employee, incorporator or stockholder, of the Company or any Subsidiary Guarantor shall have any liability for any obligation of the Company or any Subsidiary Guarantor under the Indenture, the Notes or the Subsidiary Guarantees. Each Holder, by accepting a Note (including Subsidiary Guarantees), waives and releases such Persons from all such liability and such waiver and release are part of the consideration for the issuance of the Notes.
          17. Authentication
          This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.
          18. Abbreviations
          Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).
          19. GOVERNING LAW
          THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
          20. CUSIP Numbers
          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
          21. Holders’ Compliance with Registration Rights Agreement
          Each Holder, by acceptance hereof, acknowledges and agrees to the provisions of any applicable Registration Rights Agreement, including, without limitation, the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

          The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note.

ASSIGNMENT FORM
          To assign this Note, fill in the form below:
I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)
and irrevocably appoint                                           agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.

CERTIFICATE TO BE DELIVERED UPON EXCHANGE
OR REGISTRATION OF TRANSFER RESTRICTED SECURITIES
This certificate relates to $                      principal amount of Notes held in (check applicable space)                      book-entry or                       definitive form by the undersigned.
The undersigned (check one box below):

☐	has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above);

☐	has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.
In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(d) under the Securities Act, the undersigned confirms that such Notes are being transferred in accordance with its terms:
CHECK ONE BOX BELOW

(1)	☐	to the Company; or

(2)	☐	pursuant to an effective registration statement under the Securities Act of 1933; or

(3)	☐	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A under the Securities Act of 1933; or

(4)	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

(5)	☐	to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

(6)	☐	pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.
Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (4), (5) or (6) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to con-

firm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Your Signature

Signature Guarantee:

Date:
Signature must be guaranteed: Signature of Signature Guarantee by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.
          The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:
NOTICE: To be executed by an executive officer

[TO BE ATTACHED TO GLOBAL NOTES]
SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE
     The initial principal amount of this Global Note is $                      . The following increases or decreases in this Global Note have been made:

			Principal Amount of	Signature of
	Amount of	Amount of	this Global Note	authorized
	decrease in	increase in	following such	signatory of
	Principal Amount	Principal Amount	decrease or	Trustee or Notes
Date of Exchange	of this Global Note	of this Global Note	increase	Custodian

OPTION OF HOLDER TO ELECT PURCHASE
     If you want to elect to have this Note purchased by the Company pursuant to Section 4.13 (Change of Control), 4.14 (Limitation on Asset Sales) or Section 4.21 (Event of Loss) of the Indenture, check the box:
     Change of Control ☐            Asset Sales ☐            Event of Loss ☐
     If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.13, 4.14 or 4.21 of the Indenture, state the principal amount: $

Date:	Your Signature:	(Sign exactly as your name appears on the other side of the Note)

Signature Guarantee:	Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee

EXHIBIT B
[FORM OF FACE OF EXCHANGE NOTE]

No. N-	$
10.5% Senior Secured Second Lien Note due 2015
CUSIP No.
          Gray Television, Inc., a Georgia corporation, promises to pay to Cede & Co., or registered assigns, the principal sum listed on the Schedule of Increases or Decreases in Global Note attached hereto on June 29, 2015.
          Interest Payment Dates: May 1 and November 1.
          Record Dates: April 15 and October 15.
          Additional provisions of this Note are set forth on the other side of this Note.
          IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.
Dated:

GRAY TELEVISION, INC.
By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
          This is one of the 10.5% Senior Secured Second Lien Notes due 2015 referred to in the Indenture.
Dated:

U.S.BANK NATIONAL ASSOCIATION, as Trustee
By:
Authorized Signatory

[FORM OF REVERSE SIDE OF EXCHANGE NOTE]
10.5% Senior Secured Second Lien Note Due 2015
          1. Interest
          Gray Television, Inc., a Georgia corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company shall pay interest semiannually on May 1 and November 1 of each year (or if such day is not a Business Day on the next succeeding Business Day). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid or duly provided for, from April 29, 2010 until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay cash interest on overdue principal at the rate borne by the Notes plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.
          2. Method of Payment
          The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders at the close of business on the April 15 and October 15 next preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal, premium and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Note (including principal, premium and interest), by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).
          3. Paying Agent and Registrar
          The Company initially appoints U.S. Bank National Association, a national association under the laws of the United States (the “Trustee”), as Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes. If the Company fails to appoint or maintain a Registrar and/or Paying Agent, the Trustee shall act as such.
          4. Indenture
          The Company issued the Notes under an Indenture dated as of April 29, 2010 (the “Indenture”), among the Company, the subsidiaries of the Company, as guarantors (the “Subsidiary Guarantors”), and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “TIA”). Capitalized terms used herein and not defined herein have the meanings assigned thereto in the Indenture. The Notes are subject to all terms and provisions of the Indenture, and Holders are referred to the Indenture and the TIA for a statement of such terms and provi sions. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
          The Notes are senior secured second lien obligations of the Company. This Note is one of the Initial Notes or Additional Notes referred to in the Indenture. The Notes include the Initial Notes, Additional Notes and any Exchange Notes issued in exchange for Initial Notes or Additional Notes. The Initial Notes, Additional Notes, Exchange Notes are treated as a single class of notes under the Indenture. The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by Subsidiaries, enter into or permit certain transactions with Affiliates and Asset Sales. The Indenture also imposes limitations on the ability of the Company to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of the property of the Company.
          To guarantee the due and punctual payment of the principal and interest on the Notes and all other amounts payable by the Company under the Indenture and the Notes when and as the same shall be due and payable, whether, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Subsidiary Guarantors jointly and severally, unconditionally guarantee the Obligations of the Company under the Indenture and the Notes on a senior secured second lien basis pursuant to the terms of the Indenture.
          5. Optional Redemption
          Except as described below in this Section 5, the Notes are not redeemable at the Company’s option prior to November 1, 2012. On and after such date, the Notes will be subject to redemption at the option of the Company, in whole or in part, at the redemption prices (expressed as percentages of the principal amount of the Notes) set forth below, plus accrued and unpaid interest to the date fixed for redemption, if redeemed during the period beginning on the date indicated below.

Year	Percentage
November 1, 2012	107.875%
May 1, 2013	105.250%
May 1, 2014 and thereafter	100.000%
          Notwithstanding the foregoing, at any time prior to November 1, 2012, the Company may, at its option, use the net proceeds of one or more Public Equity Offerings to redeem up to 35% of the aggregate principal amount of the Notes originally issued at a redemption price equal to 110.5% of the principal amount thereof, together with accrued and unpaid interest to the date fixed for redemption; provided, however, that at least 65% of the aggregate principal amount of the Notes remains outstanding immediately after any such redemption.
          At any time prior to November 1, 2012, the Notes may be redeemed as a whole but not in part at the option of the Company, upon not less than 30 or more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address, at a redemption price equal to 100% of the principal amount thereof plus the Make Whole Premium as of, and accrued but unpaid interest, if any, to, the redemption date, subject to the right of holders on the relevant record date to receive interest due on the relevant interest payment date.

          “Make Whole Premium” means with respect to a Note at any redemption date, the greater of (i) 1.0% of the principal amount of such Note or (ii) the excess of (A) the present value of (1) the redemption price of such Note at November 1, 2012 (such redemption price being set forth in the table above) plus (2) all required interest payments due on such Note through November 1, 2012, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the then-outstanding principal amount of such Note.
          “Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H. 15(519) which has become publicly available at least two Business Days prior to the redemption date or, if such Statistical Release is no longer published, any publicly available source or similar market data) most nearly equal to the period from the redemption date to November 1, 2012; provided, however, that if the period from the redemption date to November 1, 2012 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to November 1, 2102 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.
          6. Sinking Fund
          The Notes are not subject to any sinking fund.
          7. Notice of Redemption
          Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Notes that are to be redeemed at his or her registered address. Notes in denominations larger than $1,000 of principal amount may be redeemed in part but only in whole multiples of $1,000 of principal amount. If money sufficient to pay the redemption price of and accrued and unpaid interest and liquidated damages, if any, on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.
          8. Repurchase of Notes at the Option of Holders upon Change of Control
          Upon a Change of Control, each Holder of Notes will have the right, subject to certain conditions specified in the Indenture, to require the Company to repurchase all or any part of such holder’s Notes at a purchase price in cash equal to 101% of the principal amount on the Change of Control Purchase Date, plus accrued and unpaid interest, if any, to the Change of Control Purchase Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), as provided in, and subject to the terms of, the Indenture.
          9. Denominations; Transfer; Exchange
          The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or to transfer or exchange any Notes for a period of 15 days prior to a selection of Notes to be redeemed.
          10. Persons Deemed Owners
          The registered Holder of this Note may be treated as the owner of it for all purposes.
          11. Unclaimed Money
          If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.
          12. Discharge and Defeasance
          Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.
          13. Amendment, Waiver
          Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes) and (ii) any existing Default or Event of Default or noncompliance with any provision of the Indenture or the Notes may be waived with the consent of Holders of at least a majority in principal amount of the outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes). Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture or the Notes to: (i) cure any ambiguity, defect or inconsistency; (ii) provide for uncertificated Notes in addition to or in place of certificated Notes; (iii) provide for the assumption of the Company’s obligations to the Holders in the event of any Disposition involving the Company that is permitted under Article V of the Indenture in which the Company is not the Surviving Person; (iv) make any change that would provide any additional rights or benefits to Holders or does not adversely affect the interests of any Holder; (v) comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA; (vi) add additional Subsidiary Guarantors pursuant to Section 4.17 of the Indenture (which amendment does not require existing Subsidiary Guarantors to execute such amendment); (vii) provide for the issuance of Exchange Notes, subject to the provisions of the Indenture; or (viii) provide for the issuance of Additional Notes as permitted by Section 2.16 of the Indenture.
          14. Defaults and Remedies
          If any Event of Default (other than an Event of Default specified under Section 6.01(a)(viii) or (ix) of the Indenture with respect to the Company or any Subsidiary Guarantor) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may, and the Trustee at the request of such Holders shall, declare all the Notes to be due and payable immediately. In the case of any Event of Default arising from the events specified in Section 6.01(a)(ix) or (x) of the Indenture with respect to the Company or any Subsidiary Guarantor occurs, the principal of, premium, if any, and accrued and unpaid interest on all outstanding Notes shall ipso facto become immediately due and payable without further action or Notice. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.
          If an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holders unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless (1) the Holder gives to the Trustee notice of a continuing Event of Default; (2) the Holders of at least 25% in principal amount of the then outstanding Notes make a request to the Trustee to pursue the remedy; (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense; (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and (5) during such 60-day period the Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request. Subject to certain restrictions, the Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it by the Indenture. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders, or would involve the Trustee in personal liability.
          15. Trustee Dealings with the Company
          Subject to certain limitations imposed by the TIA, the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee. However, if the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee, or resign.
          16. No Recourse Against Others
          No director, officer, employee, incorporator or stockholder, of the Company or any Subsidiary Guarantor shall have any liability for any obligation of the Company or any Subsidiary Guarantor under the Indenture, the Notes or the Subsidiary Guarantees. Each Holder, by accepting a Note (including Subsidiary Guarantees), waives and releases such Persons from all such liability and such waiver and release are part of the consideration for the issuance of the Notes.
          17. Authentication
          This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

          18. Abbreviations
          Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST(=custodian), and U/G/M/A (=Uniform Gift to Minors Act).
          19. GOVERNING LAW
          THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
          20. CUSIP Numbers
          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
          The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note.

ASSIGNMENT FORM
          To assign this Note, fill in the form below:
I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)
and irrevocably appoint                                          agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note. Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

OPTION OF HOLDER TO ELECT PURCHASE
          If you want to elect to have this Note purchased by the Company pursuant to Section 4.13 (Change of Control), 4.14 (Limitation on Asset Sales) or 4.21 (Event of Loss) of the Indenture, check the box:
Change of Control ☐            Asset Sales ☐            Event of Loss ☐
          If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.13, 4.14 or 4.21 of the Indenture, state the principal amount: $

Date:	Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Signature guarantee:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee

EXHIBIT C
FORM OF NOTATION ON NOTE
RELATING TO SUBSIDIARY GUARANTEE
          Each Subsidiary Guarantor, jointly and severally, unconditionally guarantees, to the extent set forth in the Indenture and subject to the provisions of the Indenture that: (i) the principal of, premium, if any, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, to the extent lawful, and all other Obligations of the Company to the Holders or the Trustee under the Indenture and the Notes will be promptly paid in full, all in accordance with the terms of the Indenture and the Notes; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that the Notes will be promptly paid in full when due in accordance with the terms of such extension or renewal, whether at Stated Maturity, by acceleration or otherwise.
          The obligations of each Subsidiary Guarantor to the Holders of Notes and the Trustee pursuant to this guarantee and the Indenture are set forth in Article XI of the Indenture, to which reference is hereby made.

THE SUBSIDIARY GUARANTORS: GRAY TELEVISION GROUP, INC. GRAY TELEVISION LICENSEE, LLC WVLT-TV, INC. For each of the above:
By:
Name:
Title:

EXHIBIT D
FORM OF SUPPLEMENTAL INDENTURE
     SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of                     , among [GUARANTOR] (the “New Guarantor”), a subsidiary of Gray Television, Inc. (or its successor), a Georgia corporation (the “Company”) and U.S. Bank National Association, a national association under the laws of the United States, as trustee under the indenture referred to below (the “Trustee”).
WITNESSETH:
          WHEREAS, the Company and the subsidiaries of the Company existing as such on April 29, 2010 have heretofore executed and delivered to the Trustee an Indenture (the “Indenture”), dated as of April 29, 2010, providing for the issuance of an aggregate principal amount of $365,000,000 of 10.5% Senior Secured Second Lien Notes due 2015 (the “Notes”);
          WHEREAS, Section 4.17 of the Indenture provides that under certain circumstances the Company is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all of the Company’s obligations under the Notes pursuant to a Guarantee on the terms and conditions set forth herein;
          WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Company and the New Guarantor are authorized to execute and deliver this Supplemental Indenture; and
          WHEREAS, the Company and the New Guarantor have duly authorized the execution and delivery of this Supplemental Indenture and all things necessary to make this Supplemental Indenture when executed by each of them a valid and binding agreement of the Company, the Subsidiary Guarantors and the New Guarantor have been done and performed;
          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:
     1. Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with the Subsidiary Guarantors, to unconditionally guarantee the Company’s obligations under the Notes on the terms and subject to the conditions set forth in Article XI of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes.
     2. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.
     3. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF

LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
     4. Trustee’s Assumption; Trustee Makes No Representation. The Trustee assumes no duties, responsibilities or liabilities under this Supplemental Indenture other than as set forth in the Indenture. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.
     5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
     6. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.
          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[NEW GUARANTOR]
By:
Name:
Title:

GRAY TELEVISION, INC.
By:
Name:
Title:

U.S BANK NATIONAL ASSOCIATION, as Trustee
By:
Name:
Title:

EXHIBIT E
FORM OF TRANSFEEREE LETTER OF REPRESENTATION
Gray Television, Inc.
In care of
U.S. Bank National Association
Two Midtown Plaza
1349 W. Peachtree Street, Suite 1050
Attention: Corporate Trust and Agency Services
Ladies and Gentlemen:
          This certificate is delivered to request a transfer of $___ principal amount of the 10.5% Senior Secured Second Lien Notes due 2015 (the “Notes”) of Gray Television, Inc. (“Gray”).
          Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:
          1 We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $500,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.
          2 We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing the Notes to offer, sell or otherwise transfer such Notes prior to the date that is one year after the later of the date of original issue and the last date on which Gray or any affiliate of Gray was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (a) to Gray, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act (“Rule 144A”), to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a “QIB”) that is purchasing for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) in an offshore transaction within the meaning of, and in compliance with, Regulation S under the Se-

curities Act, (e) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional “accredited investor,” in each case in a minimum principal amount of Notes of $500,000, or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to Gray and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that Gray and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clause (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to Gray and the Trustee.

TRANSFEREE:
By: